EXHIBIT 2.1



















                              AGREEMENT AND PLAN OF MERGER

                                          AMONG

                          CREDIT DATA REPORTING SERVICES, INC.,

                           CREDIT DATA OF HUDSON VALLEY INC.,

                                  THE JUHL CORPORATION

                            (COLLECTIVELY, THE "COMPANIES"),

                           ALLEGHANY ACQUISITION CORPORATION,

                                 ALLEGHANY CORPORATION

                                           AND

                            THE SHAREHOLDERS OF THE COMPANIES







                               DATED AS OF AUGUST 31, 1995










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                                     TABLE OF CONTENTS
                                     -----------------

                                                                       Page
                                                                       ----


              ARTICLE I  The Merger...................................

              1.1.   The Merger.......................................
              1.2.   Conversion of Shares.............................
              1.3.   Post-Closing Purchase Price Adjustment...........
              1.4.   Payment for Shares...............................
              1.5.   Closing..........................................
              1.6.   Effective Time...................................
              1.7.   Employment Agreement.............................
              1.8.   Termination Provisions...........................

              ARTICLE II  The Surviving Corporation...................

              2.1.   The Articles of Incorporation....................
              2.2.   The Bylaws.......................................
              2.3.   Officers and Directors...........................

              ARTICLE III  Reserved...................................

              ARTICLE IV  Representations and Warranties of the
                           Companies and the Shareholders.............

              4.1.   Corporate Organization and Qualification.........
              4.2.   Authorized Capital...............................
              4.3.   Corporate Authority..............................
              4.4.   Compliance.......................................
              4.5.   Financial Statements.............................
              4.6.   Undisclosed Liabilities..........................
              4.7.   No Material Adverse Change.......................
              4.8.   No Dividends, Sale of Assets, etc................
              4.9.   Litigation.......................................
              4.10.  Tax Matters......................................
              4.11.  Assets...........................................
                     (a)   Credit Reporting and Debt Collection
                             Agreements...............................
                     (b)   Other Agreements...........................
                     (c)   Real Property..............................
                     (d)   Intangible Property........................
                     (e)   Intellectual Property......................
                     (f)   Investment Securities......................
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                     (g)   Other Assets...............................
                     (h)   Title......................................
              4.12.  Benefit Plans....................................
              4.13.  Interests of Officers, Directors
                       and Shareholders...............................
              4.14.  Employees........................................
              4.15.  Banks ...........................................
              4.16.  Insurance........................................
              4.17.  Absence of Bank or Savings
                       and Loan Status................................
              4.18.  Brokers and Finders..............................
              4.19.  Status of Shareholders...........................
              4.20.  Investment Representation........................
              4.21.  Shareholder Understandings.......................
              4.22.  Pooling..........................................
              4.23.  Aggregate Materiality............................
              4.24.  Disclosure.......................................

              ARTICLE V  Representations and Warranties
                          of Alleghany and Newco......................

              5.1.   Corporate Organization and Qualification.........
              5.2.   Authorized Capital...............................
              5.3.   Corporate Authority..............................
              5.4.   Compliance.......................................
              5.5.   Financial Statements.............................
              5.6.   Undisclosed Liabilities..........................
              5.7.   No Material Adverse Change.......................
              5.8.   Litigation.......................................
              5.9.   Brokers and Finders..............................
              5.10.  SEC Filings......................................
              5.11.  Aggregate Materiality............................
              5.12.  Disclosure.......................................
              5.13.  Investment.......................................
              5.14.  Representation Regarding Reorganization Status...

              ARTICLE VI  Conditions to the Obligations
                           of Alleghany and Newco.....................

              6.1.   Compliance with Agreement........................
              6.2.   Representations and Warranties...................
              6.3.   Opinions of Counsel for the Companies
                       and the Shareholders...........................
              6.4.   Approvals........................................
              6.5.   Accounting Treatment.............................
              6.6.   Key Man Insurance................................
              6.7.   Indebtedness of the Companies....................
              6.8.   Employee Benefits................................
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              6.9.   IBM Assignment...................................
              6.10   Settlement of the IBM Dispute....................
              6.11.  Escrow Agreement.................................

              ARTICLE VII  Conditions to the Obligations of the
                            Companies and the Shareholders............

              7.1.   Compliance with Agreement........................
              7.2.   Representations and Warranties...................
              7.3.   Opinion of Counsel for Alleghany and Newco.......
              7.4.   Approvals........................................
              7.5.   Escrow Agreement.................................

              ARTICLE VIII  Covenants of the Companies and
                             the Shareholders.........................

              8.1.   Covenants Pending the Closing....................
                     (a)   Access to Properties, Books and Records....
                     (b)   Carry On in Regular Course.................
                     (c)   Preservation of Organization...............
              8.2.   Filings and Approvals............................
              8.3.   Reasonable Efforts...............................
              8.4.   Further Assurances...............................
              8.5    No Competition; No Solicitation;
                       No Inducement; Confidentiality.................
              8.6    Compliance with Securities Laws..................

              ARTICLE IX  Covenants of Alleghany and Newco............

              9.1.   Filings and Approvals............................
              9.2.   Reasonable Efforts...............................
              9.3.   Further Assurances...............................
              9.4.   Registration Rights..............................
                     (a)   Registration...............................
                     (b)   Effectiveness..............................
                     (c)   Expenses...................................
                     (d)   Shareholder Agreements.....................
                     (e)   Indemnification under this Section 9.4.....
              9.5.   Delivery of SEC Documents........................
              9.6.   Indebtedness of the Companies....................
              9.7.   Return of Materials..............................
              9.8.   Covenants Relating to the Alleghany Shares.......

              ARTICLE X  Covenants of the Shareholders and Alleghany
                          Relating to Certain Tax Matters.............

              10.1.  Pre-Merger and Straddle Period Taxes.............
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              10.2.  Access to Information and Retention
                       of Records.....................................
              10.3   Miscellaneous Tax Provisions.....................
                     (a)   Notice of Disposed Consideration...........
                     (b)   Absence of Tax Representations or
                            Agreements................................

              ARTICLE XI  Indemnity...................................

              11.1.  By the Shareholders..............................
                     (a)  General.....................................
                     (b)  Employee Benefits...........................
              11.2.  By Alleghany and Newco...........................
              11.3.  Limits...........................................
              11.4.  Certain Covenants Regarding Indemnity Shares.....
                     (a)  Registration................................
                     (b)  Effectiveness...............................
                     (c)  Expenses....................................
                     (d)  Shareholder Agreements......................
                     (e)  Indemnification under this Section 11.4.....
                     (f)  Stock Exchange Listing......................
              11.5.  Procedure........................................
              11.6.  Shareholders' Representative.....................

              ARTICLE XII  Miscellaneous Provisions...................

              12.1.  Termination......................................
              12.2.  Expenses.........................................
              12.3.  Notices..........................................
              12.4.  Entire Agreement; Amendment......................
              12.5.  Assignment.......................................
              12.6.  Survival of Representations, Warranties
                       and Covenants..................................
              12.7.  Governing Law....................................
              12.8.  Counterparts.....................................
              12.9.  Headings.........................................
              12.10. Severability.....................................
              12.11. Public Announcement..............................
              12.12  Access to the Companies' Records.................

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                              AGREEMENT AND PLAN OF MERGER
                              ----------------------------

                        AGREEMENT AND PLAN OF MERGER (this "Agreement"),
              dated as of August 31, 1995, among Credit Data Reporting Services, Inc., a New York corporation formed under the name Credit Data of New York, Inc. ("CDRS"), Credit Data of Hudson Valley Inc., a New York corporation formed under the name Credit Data of Hudson Valley Incorporated ("CDHV"), The Juhl Corporation, a New York corporation formed under the name 323 Wall Street, Kingston, N.Y. Realty Corp. ("TJC") (CDRS, CDHV and TJC are collectively referred to herein as the "Companies" and singly as a "Company"), Alleghany Acquisition Corporation, a New York corporation ("Newco") (the Companies and Newco being the constituent corporations in the Merger, as defined below), Alleghany Corporation, a Delaware corporation and the owner of all of the issued and outstanding shares of capital stock of Newco ("Alleghany"), and each of the shareholders of the Companies as listed in
              Exhibit 4.2 hereto (the "Shareholders") (Alleghany and the Shareholders joining as additional parties).


                                  W I T N E S S E T H :
                                  - - - - - - - - - -

                        WHEREAS, the Boards of Directors of Alleghany,
              Newco and each of the Companies have each determined that it is in the best interests of their respective shareholders for CDRS, CDHV and TJC to merge with and into Newco upon the terms and subject to the conditions set forth herein;

                        WHEREAS, Alleghany and the Shareholders intend that
              the merger of each of CDRS, CDHV and TJC with and into Newco will constitute a reorganization within the meaning of
              Section 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended; and

                        WHEREAS, the Companies, Newco, Alleghany and the
              Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby;

                        NOW, THEREFORE, in consideration of the premises
              and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

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                                        ARTICLE I

                                       The Merger

                        1.1.  The Merger.  Subject to the terms and
                              ----------
              conditions of this Agreement, at the Effective Time (as defined in Section 1.6 hereof), CDRS, CDHV and TJC shall be merged with and into Newco and the separate corporate existence of CDRS, CDHV and TJC shall thereupon cease (the "Merger"). Newco shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of New York, and the separate corporate existence of Newco with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the New York Business Corporation Law (the "BCL").

                        1.2.  Conversion of Shares.  The manner of
                              --------------------
              converting shares of each of the Companies and Newco in the Merger shall be as follows:

                        (a) At the Effective Time: (i) each share of the common stock, having no par value per share, of CDRS (the "CDRS Shares"), (ii) each share of the common stock, having no par value per share, of CDHV (the "CDHV Shares"), and
              (iii) each share of the common stock, having no par value per share, of TJC (the "TJC Shares"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, the number of shares of common stock, par value $1.00 per share, of Alleghany ("Alleghany Shares") determined pursuant to Section 1.2(b) hereof.

                        (b) The number of Alleghany Shares into which each CDRS Share, CDHV Share or TJC Share shall be converted shall be determined as follows:

                        (i) $13,250,000 less the principal amount of
                   outstanding indebtedness in excess of $2,400,000 under the Commercial Revolving Credit Note and Agreement between The First National Bank of The Hudson Valley and CDRS as at August 21, 1995 (the "Determination Date"), which shall be allocated among CDRS, CDHV and TJC in
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                   proportion to the fair value of each.  The parties
                   hereto mutually agree that, for purposes of this Agreement, the fair value of CDRS, CDHV and TJC shall be deemed to be equal to $9,250,000, $1,400,000 and
                   $2,600,000, respectively.

                        (ii) Each of the allocations determined pursuant to clause (i) above shall be divided by the Determination Date Share Price as defined by Section 1.3(g) hereof, resulting in a "CDRS Share Allocation," a "CDHV Share Allocation" and a "TJC Share Allocation," respectively.

                        (iii) Each CDRS Share shall be converted into and become the right to receive the number of Alleghany Shares equal to the CDRS Share Allocation divided by 40, each CDHV Share shall be converted into and become the right to receive the number of Alleghany Shares equal to the CDHV Share Allocation divided by 2,000, and each TJC Share shall be converted into and become the right to receive the number of Alleghany Shares equal to the TJC Share Allocation divided by 200.

              No more than the number of Alleghany Shares required to convert the CDRS Shares, CDHV Shares and TJC Shares on the foregoing basis shall be issued at the Effective Time, and the Alleghany Shares being delivered in respect of each of the CDRS Shares, CDHV Shares and TJC Shares shall be identified by Alleghany at the Effective Time. Any fractional shares resulting from such conversion to which a Shareholder otherwise would be entitled shall not be issued but shall be paid in cash. The Alleghany Shares for which the CDRS Shares, CDHV Shares and TJC Shares are converted pursuant to this Section 1.2 are collectively referred to herein as the "Consideration." The Consideration shall be subject to adjustment as provided in this Article I.

                        (c)  The Consideration shall be subject to
              adjustment as follows:

                        (i) If on or after the Determination Date and before the Effective Time Alleghany shall, on a pro rata basis, (A) declare or pay a dividend or make a distribution to holders of Alleghany Shares,
                   (B) subdivide the outstanding Alleghany Shares into a greater number of shares, (C) combine the outstanding Alleghany Shares into a smaller number of shares, or
                   (D) issue by reclassification of the outstanding
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                   Alleghany Shares any securities, the Consideration shall
                   be adjusted so that each Shareholder shall be entitled to receive the kind and number of shares of Alleghany Shares and/or other securities which he or she would have owned or been entitled to receive immediately following such action had the Effective Time occurred immediately prior thereto.

                        (ii) If on or after the Determination Date and before the Effective Time Alleghany shall distribute on a pro rata basis to holders of Alleghany Shares either
                   (A) evidences of indebtedness or assets (excluding cash dividends or distributions), or (B) any other securities of Alleghany or any rights, warrants, or options to subscribe for, purchase or otherwise acquire securities of Alleghany in a transaction not covered by subsection (i) above (any of which are referred to herein as "Other Securities"), then Alleghany shall reserve for the benefit of each Shareholder such amount of Other Securities as he or she would have owned or been entitled to receive immediately following such action had the Effective Time occurred immediately prior thereto. In addition, from the Determination Date until the Effective Time Alleghany shall reserve for the benefit of each Shareholder any principal, interest, dividends or other property payable with respect to Other Securities as and when such interest, dividends or other property is distributed to the holders of Alleghany Shares. If such a reserve is made, at the Effective Time each Shareholder shall be entitled to receive from Alleghany his or her share of Other Securities, together with the principal, interest, dividends or other property payable with respect thereto. In the event that any of the actions set forth in Section 1.2(c)(i) hereof are taken with respect to the Other Securities on or before the Effective Time, then each Shareholder shall be entitled to receive the kind and number of shares of Other Securities and/or other securities which he or she would have owned or been entitled to receive immediately following such action had the Effective Time occurred immediately prior thereto.

                        All CDRS Shares, CDHV Shares and TJC Shares, by
              virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall
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              thereafter cease to have any rights with respect to such
              shares, except that each Shareholder shall have the right to receive the Consideration for such shares in accordance with
              Section 1.2 hereof upon the surrender of such certificate in accordance with Section 1.4 hereof.

                        (d) At the Effective Time, each share of the common stock, par value $1.00 per share, of Newco issued and outstanding immediately prior to the Effective Time shall remain outstanding, which shares shall thereafter constitute the only issued and outstanding shares of capital stock of the Surviving Corporation.

                        1.3.  Post-Closing Purchase Price Adjustment.
                              --------------------------------------

                        (a) The number of Alleghany Shares with a value, based on the Determination Date Share Price, of $837,736 in respect of CDRS, $126,792 in respect of CDHV and $235,472 in respect of TJC shall not be delivered to the Shareholders at the Closing but shall be held in escrow pursuant to an escrow agreement substantially in the form of Exhibit 1.3(a) hereto (the "Escrow Agreement"). Such number of Alleghany Shares shall be withheld from the Shareholders in proportion to their ownership interests in each of the Companies immediately prior to the Closing. With respect to the Alleghany Shares held in escrow pursuant to the first sentence of this Section 1.3(a), the number of Alleghany Shares with a value, based on the Determination Date Share Price, of One Million Dollars ($1,000,000) shall be referred to herein as the "Net Worth Escrow Shares" (with $698,113 in respect of CDRS, $105,660 in respect of CDHV and $196,227 in respect of TJC) and the number of Alleghany Shares with a value, based on the Determination Date Share Price, of Two Hundred Thousand Dollars ($200,000) shall be referred to herein as the "Settlement Escrow Shares" (with $139,623 in respect of CDRS, $21,132 in respect of CDHV and $39,245 in respect of TJC). The Net Worth Escrow Shares and the Settlement Escrow Shares shall be together referred to as the "Total Escrow Shares."

                        (b) As soon as practicable after the Closing, the unaudited balance sheets of the Companies as at the Closing Date (the "Closing Date Balance Sheets") shall be prepared by the Surviving Corporation and delivered to the parties hereto no later than October 31, 1995. Such Closing Date Balance Sheets will present fairly the financial position of each of the Companies as of the Closing Date in accordance with generally accepted accounting principles applied on a basis consistent with the Annual Financial Statements, as defined below; provided, however, that such Closing Date Balance
                     --------  -------
              Sheets shall be prepared without regard to the effect thereon of any of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, all accruals of revenues, obligations (including the principal amount of the promissory notes referred to in Section 9.6 hereof) and expenses will be properly reflected on the Closing Date Balance Sheets in accordance with generally accepted accounting principles, including, without limitation, the expense of interest on the aggregate principal amount of the promissory notes referred to in
              Section 9.6 hereof through the Closing Date, and all expenses of the Companies incurred through the Closing Date in connection with the transactions contemplated hereby. In addition, all costs incurred by the Companies in connection with software development through the Closing Date shall be expensed and not capitalized on the Closing Date Balance Sheets.

                        (c)  In the event that the Shareholders or
              Alleghany disagree with any of the Closing Date Balance Sheets, each shall advise the other in writing within twenty
              (20) days after receipt of the Closing Date Balance Sheets, specifying the nature of such disagreement and the reason therefor. Thereafter, Alleghany and the Shareholders shall designate a mutually acceptable firm of certified independent public accountants (the "Independent Accountants") from among Price Waterhouse, Deloitte & Touche, Ernst & Young, Arthur Andersen & Co. and Coopers & Lybrand, it being agreed that the first designated Independent Accountants shall be Price Waterhouse and that the second designated Independent Accountants (in the event of Price Waterhouse's unavailability) shall be Ernst & Young. The Independent Accountants will prepare unaudited balance sheets of each of the Companies as to which there is a disagreement as of the Closing Date (the "Revised Closing Date Balance Sheets") on the same basis as set forth in Section 1.3(b) hereof. Within twenty (20) days from the date of the engagement of the Independent Accountants, the Independent Accountants shall deliver the Revised Closing Date Balance Sheets to the Shareholders and Alleghany and such Revised Closing Date Balance Sheets shall be final and binding upon Alleghany and the Shareholders for purposes of this Section 1.3. The fees and expenses of the Independent Accountants shall be shared equally by the Shareholders and Alleghany.
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                        (d)  (i)  In the event that the sum of the
              aggregate net worth of CDRS, CDHV and TJC as shown on the Closing Date Balance Sheets (or Revised Closing Date Balance Sheets) plus Two Hundred Thousand Dollars ($200,000) is less than the aggregate net worth of the Companies as shown on the balance sheets of the Companies as at March 31, 1995 attached hereto as Exhibit 4.5(b), then the number of Alleghany Shares with an aggregate value, based on the Determination Date Share Price (and subject to adjustment as set forth in Section 1.3(h) hereof), equal to the amount of such difference, but not exceeding the Total Escrow Shares, shall be forfeited by the Shareholders from the escrow provided for in Section 1.3(a) hereof and returned to Alleghany. In the event that the Closing Date Balance Sheet (or Revised Closing Date Balance Sheet) of TJC shows a net worth greater than the net worth of TJC as at March 31, 1995, then the Alleghany Shares being forfeited shall be the Alleghany Shares withheld from the Shareholders in proportion to their ownership interests in CDRS and CDHV immediately prior to the Closing.

                        (ii) In the event that the sum of the aggregate net worth of CDRS, CDHV and TJC as shown on the Closing Date Balance Sheets (or Revised Closing Date Balance Sheets) plus Two Hundred Thousand Dollars ($200,000) is equal to or more than the aggregate net worth of the Companies as shown on the balance sheets of the Companies as at March 31, 1995 attached hereto as Exhibit 4.5(b), then the Net Worth Escrow Shares (but not the Settlement Escrow Shares) shall be released to the Shareholders as provided in Section 1.3(f) hereof.

                        (iii) For purposes of this Agreement, "net worth" shall mean the excess of total assets of a Company over the total liabilities of such Company, in accordance with generally accepted accounting principles.

                        (e) Alleghany (or CT&T, as defined in Section 5.14 hereof) shall advise the Shareholders of its determination of whether the M-Cubed System (as defined in Section 4.11(e)) requirements set forth in Exhibit 1.3(e) (the "Requirements") have been met. If Alleghany determines that the Requirements have been met, then (x) if the net worth adjustment provided for in Section 1.3(b), (c) and (d) above has not yet been completed (whether because the procedures provided for in
              Section 1.3(b), (c) and (d) have not yet been concluded or because the number of Alleghany Shares to be forfeited by the Shareholders exceeds the number of Net Worth Escrow Shares), the Settlement Escrow Shares shall continue to be held and
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              shall be added to the Net Worth Escrow Shares, so that the
              Total Escrow Shares shall then be subject to forfeiture in respect of such net worth adjustment provided for in Section 1.3(b), (c) and (d), and (y) if the net worth adjustment provided for in Section 1.3(b), (c) and (d) above has been completed (and no further Alleghany Shares held in escrow are to be forfeited by the Shareholders to Alleghany in respect of such net worth adjustment), then the Settlement Escrow Shares shall be distributed to the Shareholders in accordance with the provisions of Section 1.3(f). If, however, Alleghany determines, in its sole judgment (after consultation with the Surviving Corporation's Representative as provided in Exhibit 1.3(e) hereto), that the Requirements have not been met, it shall notify the Surviving Corporation and the Surviving Corporation shall undertake to upgrade or have work performed on the M-Cubed System, as directed by Alleghany or CT&T, in order to attempt to meet the Requirements. After the earlier of (i) the satisfactory (in the sole judgment of Alleghany (after consultation with the Surviving Corporation's Representative as provided in Exhibit 1.3(e) hereto)) completion of such work or upgrading, or (ii) $300,000 being expended for such work or upgrading, the number of Settlement Escrow Shares with an aggregate value, based on the Determination Date Share Price, equal to the cost of such work or upgrading in excess of $100,000, but not exceeding the Settlement Escrow Shares, shall be forfeited by the Shareholders from the escrow provided in Section 1.3(a) and returned to Alleghany. Any remaining Settlement Escrow Shares shall be added to the Net Worth Escrow Shares and shall then be subject to forfeiture in respect of the net worth adjustment, if the net worth adjustment has not yet been completed (whether because the procedures provided for in Section 1.3(b), (c) and (d) have not yet been concluded or because the number of Alleghany Shares to be forfeited by the Shareholders exceeds the number of Net Worth Escrow Shares), or, if the net worth adjustment has been completed (and no further Alleghany Shares held in escrow are to be forfeited to Alleghany in respect of such net worth adjustment), any remaining Settlement Escrow Shares shall be distributed to the Shareholders in accordance with the provisions of Section 1.3(f).

                        (f) Any Net Worth Escrow Shares remaining in escrow after the forfeiture provided for in Section 1.3(d), and any Settlement Escrow Shares remaining in escrow after the forfeiture provided for in both Section 1.3(d) and
              Section 1.3(e), shall be distributed to the Shareholders as follows. Determination shall be made of the number of

              Alleghany Shares remaining in escrow in respect of each of the Companies, and such number of Alleghany Shares shall be distributed to the Shareholders in proportion to their ownership interests in such Company immediately prior to the Closing. Alleghany and the Shareholders' Representative (as defined below) agree that they will promptly give joint written instructions to the escrow agent (the "Escrow Agent") under the Escrow Agreement to effect distributions pursuant to this Section 1.3.

                        (g)  For purposes of this Article I, the
              Determination Date Share Price shall be deemed to be $166.625.

                        (h) The number of Alleghany Shares to be placed in escrow or forfeited by the Shareholders and returned to Alleghany shall in each case be rounded down to the nearest full Alleghany Share so that no fractional shares are created, and the number of Alleghany Shares to be placed in escrow or forfeited by the Shareholders shall be based upon the Determination Date Share Price except that, if on or after the Effective Time and prior to the date (the "Forfeiture Date") that the Escrow Agent is instructed to deliver Alleghany Shares held in escrow which are being forfeited by the Shareholders to Alleghany, there shall occur any of the events described in Section 1.2(c)(i)(A), (B), (C) or (D) or Section 1.2(c)(ii)(A) or (B), then the number of Alleghany Shares to be forfeited shall be adjusted in the same manner as the Consideration would have been adjusted pursuant to Section 1.2(c) if such event had occurred on or after the Determination Date and before the Effective Time.

                        1.4.  Payment for Shares.
                              ------------------

                        (a) At the Effective Time, each registered holder of a certificate or certificates representing CDRS Shares, CDHV Shares or TJC Shares (a "Holder") shall surrender to Alleghany such certificate or certificates, and shall receive in exchange therefor a certificate representing the number of full Alleghany Shares into which the CDRS Shares, CDHV Shares or TJC Shares represented by the surrendered certificate or certificates shall have been converted, and cash in lieu of any fractional shares to which the Holder otherwise would be entitled.

                        (b) If any certificate or certificates which immediately prior to the Effective Time represented CDRS

              Shares, CDHV Shares or TJC Shares are for any reason not surrendered at the Effective Time pursuant to Section 1.4(a) hereof, such certificate or certificates shall be deemed for all corporate purposes to evidence ownership of the number of full Alleghany Shares into which the CDRS Shares, CDHV Shares or TJC Shares represented by such certificate or certificates shall have been converted and cash in lieu of any fractional Alleghany Shares. No dividends or distributions will be paid to a Holder until he or she has surrendered his or her certificate or certificates representing CDRS Shares, CDHV Shares or TJC Shares, upon which surrender there shall be paid to such Holder, but without interest thereon, all dividends and distributions payable on the Alleghany Shares subsequent to the Effective Time.

                        (c) If a certificate for Alleghany Shares is to be issued to a person other than the Holder of the certificate surrendered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance to a person other than the Holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

                        (d)  None of Alleghany, Newco, the Surviving
              Corporation or the Companies shall be liable to any Holder for any Alleghany Shares transferred or any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                        1.5.  Closing.  The closing of the Merger (the
                              -------
               "Closing") shall take place (i) at the offices of Donovan
              Leisure Newton & Irvine, 30 Rockefeller Plaza, New York, New York 10112 at 1:00 p.m. on August 31, 1995, or (ii) at such other place, time or date as the Companies and Alleghany may agree. The date and time of the Closing is hereinafter referred to as the "Closing Date."

                        1.6.  Effective Time.  At the Closing, the
                              --------------
              Companies and Newco will cause a Certificate of Merger, in the form set forth in Exhibit 1.6 hereto (the "New York Certificate of Merger"), to be executed and delivered to the Secretary of State of the State of New York as provided in
              Section 904 of the BCL. The Merger shall become effective on the date on which the New York Certificate of Merger has been duly filed with the Secretary of State of the State of New York, and such time is hereinafter referred to as the "Effective Time."

                        1.7.  Employment Agreement.  Simultaneously with
                              --------------------
              the execution and delivery of this Agreement, the employment agreement in the form set forth as Exhibit 1.7 hereto between CDRS and Donald M. Juhl shall be executed and delivered.

                        1.8.  Termination Provisions.  This Agreement may
                              ----------------------
              be terminated pursuant to the provisions of Section 12.1 hereof.


                                       ARTICLE II

                                The Surviving Corporation

                        2.1.  The Articles of Incorporation.  The Articles
                              -----------------------------
              of Incorporation of Newco (the "Articles") in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, except that such Articles shall be amended at and as of the Effective Time as set forth in the New York Certificate of Merger.
              As so amended, such Articles shall be the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the BCL.

                        2.2.  The Bylaws.  The Bylaws of Newco (the
                              ----------
              "Bylaws") in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the BCL.

                        2.3.  Officers and Directors.  The directors of
                              ----------------------
              Newco and the officers of CDRS immediately prior to the Effective Time, shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                                       ARTICLE III

                                        Reserved


                                       ARTICLE IV

                             Representations and Warranties
                          of the Companies and the Shareholders

                        Each of the Companies and the Shareholders jointly
              and severally represents and warrants to Alleghany and Newco as follows:

                        4.1.  Corporate Organization and Qualification.
                              ----------------------------------------
              Exhibit 4.1 hereto sets forth a true and complete list of the jurisdictions of incorporation of each of the Companies and the jurisdictions in which each is qualified to do business. None of the Companies owns any equity interest in any entities except as set forth in Exhibit 4.11(f). Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where the absence of which would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Companies taken as a whole. Each of the Companies has the requisite corporate power and authority to carry on its business as it is now being conducted. None of the Companies has been engaged in any business other than the business which is now being conducted by it. The Companies have delivered to Alleghany true and complete copies of their respective Certificates of Incorporation and Bylaws, each as amended to date, and each is in full force and effect.

                        4.2.  Authorized Capital.  The authorized capital
                              ------------------
              stock of CDRS consists of 200 CDRS Shares, of which 40 CDRS Shares are issued and outstanding and entitled to vote on the Merger. The authorized capital stock of CDHV consists of 2,000 CDHV Shares, all of which are issued and outstanding and entitled to vote on the Merger. The authorized capital stock of TJC consists of 200 TJC Shares, all of which are issued and outstanding and entitled to vote on the Merger.

              All of the issued and outstanding shares of common stock of CDRS, CDHV and TJC have been duly authorized and are validly issued and outstanding, are fully paid and nonassessable, and are owned by the persons listed in Exhibit 4.2 hereto (in the amounts so listed) free and clear of all liens, pledges, security interests, claims and other encumbrances of any nature whatsoever. Except as set forth above, there are no shares of capital stock of any of the Companies authorized, issued or outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Companies. Exhibit
              4.2 hereto sets forth a list of all transactions in the capital stock of any of the Companies since January 1, 1993. None of the Companies (in each case for its own account or for the account of any of the other Companies) or the Shareholders own any Alleghany Shares. None of the Companies or the Shareholders is a party to any voting trust or other agreement or understanding with respect to the voting of the capital stock of any of the Companies.

                        4.3.  Corporate Authority.  Exhibit 4.3 hereto is a
                              -------------------
              true and complete list of all material permits, approvals, qualifications, filings, notices, consents or waiting periods of third parties and regulatory authorities which are required by any of the Companies or any of the Shareholders for the consummation of the transactions contemplated by this Agreement (other than the filing of the New York Certificate of Merger), including the transfer, by law or otherwise, of any interest in the Leases or Properties (each as defined below) as contemplated by this Agreement (the "Company Approvals"). Each of the Companies has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of the Companies have been duly and validly authorized by all necessary corporate action on the part of each of the Companies, including, without limitation, the written consents of all of the Shareholders approving this Agreement pursuant to Section 615 of the BCL. True and complete copies of such consents are attached to Exhibit 4.3 hereto. This Agreement constitutes a legal, valid and binding obligation of each of the Companies and the Shareholders, enforceable against it, him or her in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally or by general equitable principles relating to enforceability (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
              (a) conflict with or result in a breach or violation of any of the provisions of the Articles of Incorporation or Bylaws of any of the Companies; (b) subject to the granting of the Company Approvals, conflict with, result in a breach or violation of, result in a default or loss of a material benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, lien, lease or other instrument or restriction of any kind to which any of the Companies or Shareholders is a party or by which any of their assets or properties is otherwise bound; or (c) subject to the granting of the Company Approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Companies or Shareholders or any of their assets or properties, the effect of which conflict, breach, violation, default, loss or acceleration, in the case of any of clauses (a), (b) or (c), individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Companies taken as a whole.

                        4.4.  Compliance.
                              ----------

                        (a) Each of the Companies is, and has been since the date of its incorporation, in compliance with all laws, regulations and requirements applicable to the operation of its business (including, without limitation, the Federal Fair Credit Reporting Act, the Federal Fair Debt Collection Practices Act, the New York Fair Credit Reporting Act, and
              Article 29-H (Debt Collection Procedures) of the General Business Law of New York, and the rules and regulations promulgated thereunder, all applicable laws requiring registration, licensing or qualification as, or relating to the business of, a debt collection agency, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), equal employment opportunity or other similar laws), with which the failure to so comply would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Companies taken as a whole.

                        (b) CDHV is, and has been since August 5, 1993, duly licensed as a debt collection agency under the laws of The City of New York, and CDHV is not required to be registered, licensed or qualified as a debt collection agency in any other jurisdiction, except for the City of Buffalo, New York, where an application for a license is pending.
              CDRS and TJC are not required to be so licensed, registered or qualified.

                        (c)  None of the Companies is an "investment
              company" within the meaning of the Investment Company Act of 1940, as amended, or is required to be registered or licensed as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                        (d) None of the following has occurred since the date of incorporation of the relevant Company: (i) any investigative or disciplinary proceedings by the Federal Trade Commission or any other federal, state, local or self-regulatory authority against any of the Companies or any of their directors, officers or employees; or (ii) the issuance of any consent judgments, decrees, cease and desist or other orders, disqualifications, penalties or special restrictions against any of the Companies or any of their directors, officers or employees (including, without limitation, criminal convictions) relating to or affecting the conduct of the business of any of the Companies.

                        4.5.  Financial Statements.
                              --------------------

                        (a) The unaudited balance sheets of each of the Companies as at December 31, 1994 and the related unaudited statements of income and retained earnings and cash flows for the twelve months then ended (the "Annual Financial Statements"), which are set forth in Exhibit 4.5(a) hereto, present fairly the financial position and results of operations of each of the Companies as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as may otherwise be specifically indicated in such financial statements. The parties hereto acknowledge that all costs incurred in connection with software development were expensed and not capitalized on such financial statements.

                        (b) The unaudited balance sheets of each of the Companies as at March 31, 1995 and the related unaudited statements of income and retained earnings for the three months then ended, which are set forth in Exhibit 4.5(b) hereto, present fairly the financial position and results of operations of each of the Companies as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a basis consistent with the Annual Financial Statements. The parties hereto acknowledge that all costs incurred in connection with software development were expensed and not capitalized on such financial statements.

                        (c) The unaudited balance sheets of each of the Companies as at June 30, 1995 and the related unaudited statements of income and retained earnings for the six months then ended will be delivered to Alleghany prior to the Closing Date and will present fairly the financial position and results of operations of each of the Companies as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a basis consistent with the Annual Financial Statements. The parties hereto acknowledge that all costs incurred in connection with software development will be expensed and not capitalized on such financial statements.

                        4.6.  Undisclosed Liabilities.  As at December 31,
                              -----------------------
              1994, none of the Companies had any obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Companies taken as a whole, except as and to the extent disclosed in the Annual Financial Statements. Since December 31, 1994, none of the Companies has incurred or become subject to any obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Companies taken as a whole.

                        4.7.  No Material Adverse Change.  Since
                              --------------------------
              December 31, 1994, there has not been any material adverse change in the condition (financial or otherwise), earnings, assets, liabilities or business of the Companies taken as a whole as reflected in the Annual Financial Statements, whether or not arising from transactions in the ordinary course of business, and no officer of the Companies nor any Shareholder is aware of any fact or condition relating to the business of any of the Companies which any of them reasonably believes might result in such a material adverse change after the Closing Date.

                        4.8.  No Dividends, Sale of Assets, etc.  Since
                              ----------------------------------
              December 31, 1994, there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of any of the Companies or any direct or indirect redemption, purchase or other acquisition by any of the Companies of any such stock; any sale, assignment, transfer or other disposition of any material tangible or intangible asset; or any amendment, termination or waiver of any right of substantial value belonging to or held by any of the Companies.

                        4.9.  Litigation.  There are no actions, suits,
                              ----------
              proceedings, claims, investigations or examinations pending or, to the best knowledge of any officer of the Companies or any Shareholder, threatened against any of the Companies or their businesses, properties or assets, at law or in equity, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any private arbitration panel, which, if adversely determined, would result in a judgment of more than $25,000 or which would otherwise, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Companies taken as a whole.

                        4.10.  Tax Matters.
                               -----------

                        (a) Each of the Companies (and any corporation with regard to which any of the Companies is a successor in interest) has duly and timely filed (either separately or on a consolidated or combined basis) with the appropriate government agencies, all federal income tax returns and reports and all state, local and foreign tax returns and re-ports due (or have timely obtained extensions of any returns due for which extensions may be obtained) with respect to all income, sales, property, corporate franchise and business taxes, customs duties, and all other tax returns and reports of each and every kind in any jurisdiction the filing of which is necessary or required for the conduct of its business (the "Tax Returns"), and the Tax Returns filed are true, correct and complete in all material respects. The term "Taxes" as used in this Agreement shall mean all federal, state, local or foreign taxes, assessments, interest, penalties or deficiencies, duties, fees and other governmental charges or impositions of each and every kind whether assessed against or measured by properties, occupation, assets, wages, purchases, transfers, payments, sales, use, gross receipts, value added, business, capital stock, surplus, income, franchise, license, accumulations or otherwise, in each case whether disputed or not.

                        (b) All Taxes imposed upon or required to be collected or withheld by any of the Companies have been (i) properly and fully paid to the extent due and payable, or properly and fully deposited to the extent required to be collected or withheld and deposited, or (ii) adequately reserved (in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years) in the case of Taxes payable or anticipated to be payable on account of the operations, acts or omissions of each of them for any and all periods, or in the case of Taxes collected or withheld and not yet deposited. None of the Companies has or will have any liability, whether direct, indirect, fixed or contingent, for any Taxes in excess of the reserves for Taxes established on the books of any of the Companies as of the date hereof or, as to liabilities accruing thereafter, as of the Closing Date. None of the Companies is delinquent in the payment of any Taxes, nor has any of them requested any extension of time within which to pay any Taxes, except to the extent that such Taxes have since been paid. There is no agreement, waiver or consent providing for an extension of time with respect to the assessment of any Tax or deficiency against any of the Companies and no power of attorney granted by any of the Companies with respect to any Tax matter is currently in force. There is no claim or deficiency for any Taxes which has been threatened or asserted against any of the Companies. There is no action, suit, proceeding, investigation, audit or claim now pending against or with respect to any of the Companies with regard to any Taxes, nor is any claim for additional Taxes or assessment of Taxes asserted by any such authority.

                        (c)  Except as set forth in Exhibit 4.10(c) hereto,
              (i) the Tax Returns of CDRS and TJC have never been examined by the Internal Revenue Service, and the Tax Returns of CDHV have been examined by the Internal Revenue Service for all periods to and including the 1991 tax year and, except to the extent shown therein, all deficiencies asserted as a result of such examinations for which CDHV could have any liability have been paid or finally settled and no issue has been raised by the Internal Revenue Service in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for which CDHV could have any liability for any other period not so examined. Further, no state of facts exists or has existed which would constitute grounds for the assessment of any Tax liability for which any of the Companies could have any liability with respect to the periods which have not been audited by the Internal Revenue Service. The Companies have provided Alleghany with true and complete copies of all federal, state and local income tax returns constituting part of the Tax Returns which relate to the conduct of the businesses of the Companies or any entity with regard to which any of them is a successor in interest, as well as any correspondence and agreements with the Internal Revenue Service or such state or local authorities for the jurisdictions in which such returns are filed for all periods for which assessments are not barred by operation of the relevant statute of limitations.

                        (d)  Except as set forth in Exhibit 4.10(d) hereto,
              (i) each of the Companies at all times and for each of its taxable years since its incorporation has been, and through the day prior to the Closing Date will remain, an "S corporation" within the meaning of Section 1361(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) there is no predecessor corporation which would be treated as one corporation with any of the Companies for purposes of
              Section 1374(c)(1) of the Code; (iii) no asset of any of the Companies the basis of which is determined in whole or in part by the basis of such asset in the hands of a "C corporation" (as such term is defined in Section 1361(a)(2) of the Code) was acquired from any C corporation; (iv) none of the Companies could be liable for the Taxes of any person as a "transferee" within the meaning of Section 6901 of the Code; (v) no property of any of the Companies is "tax-exempt use property" within the meaning of Section 168(h) of the Code, nor property that is being treated as owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (vi) none of the Companies is a "real property holding company" within the meaning of Sections 897(c)(2) and 897(c)(1)(A)(ii) of the

              Code; (vii) none of the Companies is a "target" or "target affiliate" as a result of any transaction to which Section 338 of the Code may apply; (viii) none of the Companies is a party to any tax sharing agreement or tax indemnity agreement which would require any of the Companies to make any payment to any other person by reason of any Tax imposed upon such person; (ix) none of the Shareholders is a "foreign person" within the meaning of Section 1445 of the Code; and (x) none of the Companies has ever been a member of an affiliated group of corporations which filed a consolidated federal income tax return or been included on any combined or consolidated Tax Return other than a combined or consolidated Tax Return which included only the Companies.

                        4.11.  Assets.
                               ------

                        (a)  Credit Reporting and Debt Collection
                             ------------------------------------
              Agreements.  Exhibit 4.11(A) hereto sets forth a true and
              ----------
              complete list of all agreements entered into by any of the Companies to provide credit reporting or debt collection services for a period greater than six months. Each such agreement is in full force and effect, none of the Companies is in material breach, violation or default thereunder, and none of the officers of the Companies or the Shareholders is aware of a material breach, violation or default thereunder by any other parties thereto. No party to any such agreement has advised any officer of the Companies or any Shareholder of its intention, orally or in writing, to terminate such agreement.

                        (b)  Other Agreements.  Exhibit 4.11(b) hereto sets
                             ----------------
              forth a true and complete list of all agreements (other than the agreements referred to in Sections 4.11(a) or 4.11(e) hereof) to which any of the Companies is a party or by which it is bound and which are material to the business of the Companies taken as a whole. Each such agreement is in full force and effect, none of the Companies is in material breach, violation or default thereunder, and none of the officers of the Companies or the Shareholders is aware of a material breach, violation or default thereunder by any other parties thereto.

                        (c)  Real Property.
                             -------------

                        (i) Exhibit 4.11(c)(i) hereto sets forth a true and complete list of all leases of real property to which any of the Companies is a party (the "Leases"), all of which Leases which are in writing are attached to
                   Exhibit 4.11(c)(i). All Leases are in full force and effect and there are no existing defaults thereunder nor does there exist any event or condition which, with notice or lapse of time or both, would give rise to a default or constitute grounds for termination or re-entry thereunder.

                        (ii) Exhibit 4.11(c)(ii) hereto sets forth a true
                   and complete list of all real property in which any of the Companies has an ownership interest (each a "Property" and, collectively, the "Properties"). Each Property is in compliance with all applicable laws, rules, ordinances, regulations and requirements including, without limitation, zoning and environmental laws, rules, ordinances, regulations and requirements, except (A) in the case of the Property located at 918 Ulster Avenue, where failure to comply would not materially affect the value of such Property or interfere with the use to which such Property is currently put by the Companies, and (B) in the case of the other Properties, where the failure to comply would not result in a material adverse change in the condition (financial or otherwise), earnings, assets, liabilities or business of the Companies taken as a whole; all necessary permits and approvals are in effect for the conduct of the business of the Companies on the Properties, and the use of all the Properties in connection with the business of the Companies conforms with the uses permitted by the applicable zoning ordinance or pursuant to an existing permanent variance, permit or exception to such ordinance; no litigation is pending or, to the knowledge of any officer of the Companies or any Shareholder, threatened, in respect of any Property which, if adversely determined, (A) in the case of the Property located at 918 Ulster Avenue, would materially affect the value of such Property or interfere with the use to which such Property is currently put by the Companies, and (B) in the case of the other Properties, would result in a material adverse change in the condition (financial or otherwise), earnings, assets, liabilities or business of the

                   Companies taken as a whole; there is no default, nor any event which, with the giving of notice or the passage of time or both, would give rise to a default, under any security instrument or lease affecting any Property, and there exists no indemnification, guarantee or recourse instrument which would give rise to a claim against any of the Companies in respect of any Property, except (A) in the case of the Property located at 918 Ulster Avenue, such defaults or claims which would not materially affect the value of such Property or interfere with the use to which such Property is currently put by the Companies, and (B) in the case of the other Properties, such defaults or claims which would not result in a material adverse change in the condition (financial or otherwise), earnings, assets, liabilities or business of the Companies taken as a whole. No notice of violation of any applicable zoning or building code has been received and neither the officers of the Companies nor the Shareholders are otherwise aware of any such violation.

                        (d)  Intangible Property.  Exhibit 4.11(d) hereto
                             -------------------
              is a true and complete list of all copyrights, patents, trademarks, trade names, logos and assumed or other names owned or used by any of the Companies in their respective businesses, other than rights associated with the M-Cubed System (as defined Section 4.11(e)(i) hereof) and rights described in Section 4.11(e)(ii) hereof. All such rights are valid, subsisting and in full force and effect without inter-ference by any other person. No officer of the Companies nor any Shareholder has received any notice with respect to any alleged infringement or unlawful use of any intangible property right owned or alleged to be owned by others.

                        (e)  Intellectual Property.
                             ---------------------

                        (i) Exhibit 4.11(e)(i) hereto sets forth (A) a true and complete description of all material features of the merged credit data reporting system (the "M-Cubed System") contemplated by the IBM Customer Agreement dated December 22, 1992 and February 8, 1993 between International Business Machines Corporation ("IBM") and CDRS (Agreement number HV91128 and sometimes referred to as HB91128), the undated Statement of Work covering work performed during the period December 1, 1993 through January 15, 1994, the Statement of Work dated

                   January 22, 1994, the Statement of Work amendments dated April 22, 1994 and September 14, 1994 and the M-Cubed Statement of Work Revision dated November 28, 1994 (collectively, the "M-Cubed Agreements"), all of which M-Cubed Agreements are attached to Exhibit 4.11(e)(i) hereto, (B) a true and complete list of all computer programs (including operating systems and applications) associated with the M-Cubed System (the "M-Cubed Programs"), and (C) a true and complete list of all licenses associated with the M-Cubed System (the "M-Cubed Licenses"). The M-Cubed Agreements, the M-Cubed Programs and the M-Cubed Licenses (x) are legal, valid and binding obligations of CDRS and, to the best knowledge of the Companies and the Shareholders, the other parties thereto, (y) are enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally or by general equitable principles relating to enforceability (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) accurately and completely describe all material rights associated with the M-Cubed System, whether or not owned by any of the Companies, including, without limitation, rights to access, market and distribute credit information. CDRS owns or has licenses for all rights in and to the M-Cubed System that are necessary to use the M-Cubed System in the business of CDRS as such business is now conducted or as it will be conducted immediately after the Closing. All such rights are valid, subsisting and in full force and effect without interference by any other person. The M-Cubed System is adequate for the needs of the business of CDRS as such business is now conducted and as it will be conducted immediately after the Closing.

                        (ii) The Companies own or have licenses for all rights in and to (and all copies of) all computer programs and other intellectual property that are necessary in their respective businesses as such businesses are now conducted and as they will be conducted immediately after the Closing. All such rights are listed in Exhibit 4.11(e)(ii) hereto and are valid, subsisting and in full force and effect without interference by any other person.

                        (iii) The license fees incurred for commercial software product or upgrade license fees (other than for operating system software) referred to in paragraph 9 of
                   Exhibit 1.3(e) hereto shall not exceed $142,120.

                        (f)  Investment Securities.  Exhibit 4.11(f) hereto
                             ---------------------
              sets forth a true and complete list of all securities owned by each of the Companies for its own account (the "Investment Securities"). The acquisition complied, and ownership of the Investment Securities complies, in all material respects with all applicable laws and regulations.

                        (g)  Other Assets.  Exhibit 4.11(g) hereto sets
                             ------------
              forth a true and complete list of all other assets (or categories of assets) of the Companies, exclusive of assets which are leased.

                        (h)  Title.  Except as set forth on Exhibit
                             -----
              4.11(h), each of the Companies has good and marketable title to all of its assets exclusive of assets which are leased, including, without limitation, the Properties and the M-Cubed System, free and clear of all liens, security interests, pledges, agreements, claims, charges, options, covenants, reservations, restrictions or encumbrances of any nature whatsoever. All assets necessary for the conduct of the business of each of the Companies as currently conducted are owned by or leased or licensed to it, and neither any Shareholder nor any other person owns, or has any rights whatsoever in, any such assets. To the extent applicable, such assets have been properly maintained and are in good operating condition and repair, ordinary wear and tear excepted.

                        4.12.  Benefit Plans.
                               -------------

                        (a) Exhibit 4.12(a) hereto sets forth a true and complete list of all of the employee benefit plans, agreements, commitments, practices or arrangements of any type (including, but not limited to, plans described in Section 3(3) of ERISA) maintained by any of the Companies for the benefit of current or former employees, directors or consultants, or with respect to which any of the Companies has a liability, whether direct or indirect, actual or contingent (including, but not limited to, liabilities arising from affiliation under Section 414(b), (c), (m) or
              (o) of the Code or Section 4001 of ERISA) (the "Benefit Plans"). There are no benefit plans, agreements, commitments, practices or arrangements of any type providing benefits to employees, directors or consultants of any of the Companies other than the Benefit Plans.

                        (b)  With respect to each Benefit Plan, the
              Companies have delivered to Alleghany true and complete copies of: (i) any and all plan texts and agreements, including all amendments made to the date hereof, (ii) any and all material employee communications (including all summary plan descriptions and material modifications thereto), (iii) the most recent annual report, if applicable,
              (iv) the two most recent annual and periodic accountings of plan assets, if applicable, (v) the most recent determination letter received from the Internal Revenue Service, if applicable, and (vi) the two most recent actuarial valuations, if applicable.

                        (c)  With respect to each Benefit Plan (for
              purposes of this Section 4.12(c), the term "Benefit Plan" shall include the plan set forth in Exhibit 4.12(g)): (i) if intended to qualify under Section 401(a) or 403(a) of the Code, such plan so qualifies, and its trust, if applicable, is exempt from taxation under Section 501(a) of the Code;
              (ii) such plan has been administered and enforced in accordance with its terms and all applicable laws; (iii) no breach of fiduciary duty has occurred with respect to which any of the Companies or any Benefit Plan may be liable or otherwise damaged; (iv) no disputes are pending or threatened; (v) no prohibited transaction has occurred prior to the Effective Time with respect to which any of the Companies, the Surviving Corporation or any Benefit Plan may be liable or otherwise damaged (except that no representation or warranty is made by the Shareholders or the Companies as to any "prohibited transaction" with respect to which the Surviving Corporation may be liable or otherwise damaged resulting from actions taken by Newco prior to the Effective
              Time); (vi) no "reportable event" (within the meaning of
              Section 4043(b) of ERISA) has occurred prior to the Effective Time with respect to which any of the Companies, the Surviving Corporation or any Benefit Plan may be liable or otherwise damaged (except that no representation or warranty is made by the Shareholders or the Companies as to any "reportable event" with respect to which the Surviving Corporation may be liable or otherwise damaged resulting from actions taken by Newco prior to the Effective Time); (vii) all contributions, premiums, and other payment obligations have been accrued on the financial statements of the Companies in accordance with generally accepted accounting principles, and, to the extent due, have been made on a timely basis; (viii) all contributions made or required to be made under such plan meet the requirements for deductibility under the Code; (ix) each of the Companies, as the case may be, has expressly reserved in itself the right to amend, modify or terminate such plan, or any portion of it, without liability to itself; (x) no such plan requires any of the Companies to continue to employ any employee, director or consultant; (xi) with respect to each such plan subject to either Section 412 of the Code or Section 302 of ERISA (1) such plan uses a funding method permissible under ERISA and the actuarial assumptions used in connection therewith are reasonable, both individually and in the aggregate, (2) no such plan has incurred an accumulated funding deficiency, whether or not waived, and (3) based on the plan's actuarial assumptions, such plan's assets have and will have a fair market value at least equal to the greater of (A) the plan's "benefit liabilities," as defined in Section 4001(a)(16) of ERISA or (B) the plan's "projected benefit obligation," as defined in Statement of Financial Accounting Standards No. 87; (xii) no such plan has invested in (1) insurance or annuity contracts issued by an insurance company with an A.M. Best Company, Inc. rating of claims-paying ability below A++ or (2) employer securities or employer real property; (xiii) the Companies have not made or agreed to make, nor are required to make, any change in benefits that would materially increase the costs of maintaining any of such plans; (xiv) each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service which reflects amendments required by the Tax Reform Act of 1986 and all subsequent legislation, and such favorable determination has not been modified, revoked, nullified or limited by failure to satisfy any condition thereof or by a subsequent amendment to, or failure to amend, such Benefit Plan; (xv) the Companies have satisfied any bond coverage requirement of ERISA and all reporting and disclosure obligations under ERISA and the Code with respect to each Benefit Plan; and (xvi) all contributions to each Benefit Plan have been made timely under the terms of each such Benefit Plan and, to the extent applicable, under Department of Labor Regulation Section 2510.3-102.

                        (d) No Benefit Plan is a "multiemployer plan" (within the meaning of Section 3(37) or Section 4001(a)(3) of

              ERISA) or a "multiple employer plan" (within the meaning of
              Section 4064 of ERISA or Section 413(c) of the Code). None of the Companies has a current or potential liability or obligation, whether direct or indirect, with respect to any multiemployer plan or multiple employer plan.

                        (e)  With respect to each Benefit Plan which
              provides welfare benefits of the type described in Section 3(1) of ERISA: (i) no such plan provides medical or death benefits with respect to current or former employees, directors or consultants of any of the Companies beyond their termination of employment, other than coverage mandated by Sections 601-608 of ERISA and 4980B(f) of the Code; (ii) each such plan has been administered in compliance with Sections 601-608 of ERISA and 4980B(f) of the Code; and (iii) no such plan has reserves, assets, surpluses or prepaid premiums.

                        (f)  The consummation of the transactions
              contemplated by this Agreement will not (i) entitle any individual to severance pay, or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any individual. No payment made or contemplated under any Benefit Plan constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

                        (g) No Benefit Plan has been partially terminated under Section 411(d)(3) of the Code and no proceeding has been initiated to terminate any Benefit Plan. The Companies have not incurred, nor reasonably expect to incur, any liability under Title IV of ERISA. Except as set forth on
              Exhibit 4.12(g), no employee benefit plan that has ever been maintained or contributed to by the Companies or the Shareholders or any affiliated entity under Section 414(b),
              (c), (m) or (o) of the Code or Section 4001 of ERISA, that is subject to Title IV of ERISA, has been terminated at any time during the seven calendar-year period preceding the date hereof. With respect to the termination of each plan set forth on Exhibit 4.12(g), (i) a favorable determination upon termination has been issued by the Internal Revenue Service and such favorable determination has not been modified, revoked, nullified or limited by failure to satisfy any condition thereof, (ii) such termination was a "standard termination" (within the meaning of Section 4041(b) of ERISA) and was carried out in compliance with ERISA, the Code, and any other applicable law, (iii) all plan assets were distributed as soon as administratively feasible following the adoption of the amendment to terminate and all benefit liabilities arising out of or in connection with the termination have been satisfied, (iv) no active or former participant or beneficiary of such plan is reasonably expected to have any claim arising out of or in connection with such termination, (v) all reporting and disclosure requirements arising out of or in connection with such termination have been satisfied, (vi) the Pension Benefit Guaranty Corporation has not issued a "Notice of Noncompliance" (as defined in Section 4041(b)(2)(C) of ERISA) in connection with such termination and has not taken any steps to nullify such termination, and (vii) benefit accruals under each such plan were ceased as of the plan's proposed termination date and notice which satisfied Section 204(h) of ERISA was provided in connection therewith.

                        4.13.  Interests of Officers, Directors and
                               ------------------------------------
              Shareholders.  Except as set forth in Exhibit 4.13 and other
              ------------
              than in respect of salaries or amounts due in respect of ordinary travel and business expenses and Benefit Plans, no present officer, director or shareholder of any of the Companies nor any associate thereof has any agreement, loan or other obligation outstanding with, to or from any of the Companies or for which any of the Companies may be liable, or has any material interest in any firm, person or entity with which any of the Companies does business. For purposes of this Agreement, "associate" shall mean (1) any corporation or organization of which a Shareholder is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (2) any trust or other estate in which a Shareholder has a substantial beneficial interest or as to which such Shareholder serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of a Shareholder, or any relative of such spouse, who has the same home as such Shareholder.

                        4.14.  Employees.  Exhibit 4.14 hereto is a true
                               ---------
              and complete list of all employees of the Companies, their employment dates and positions, whether any such employee has a written agreement with any of the Companies, and the current salary of each such employee as of June 30, 1995, and the salaries, incentive awards, bonuses and other compensation paid to each such employee for the six months ended June 30, 1995 (shown separately). Since December 31, 1994, none of the Companies has terminated or experienced the resignation of any employee, except as set forth in Exhibit

              4.14 hereto. There are no collective bargaining agreements relating to any employees of the Companies. Within the last two years none of the Companies has experienced any work stoppage or has been the subject of any collective bargaining agreement.

                        4.15.  Banks.  Exhibit 4.15 hereto is a true and
                               -----
              complete list of all banks or other financial institutions in which any of the Companies has an account or a line of credit, showing a description of each account or line of credit, or in which any of the Companies has a safe deposit box.

                        4.16.  Insurance.  Exhibit 4.16 hereto sets forth a
                               ---------
              true and complete list of all policies of insurance maintained by any of the Companies, showing the subject matter, the beneficiary and the amount of coverage for each policy. In the last ten years, no significant claims have been submitted under any of such policies.

                        4.17.  Absence of Bank or Savings and Loan Status.
                               ------------------------------------------
              None of the Companies (a) is an "insured bank" or is eligible for federal deposit insurance within the meaning of the Federal Deposit Insurance Act, as amended; (b) is a "savings association" for purposes of the Regulations for Savings and
              Loan Holding Companies, 12 CFR    583-584 and the Regulations
              for the Acquisition of Control of Savings Associations, 12
              CFR   574; (c) accepts deposits within the meaning of 12
              U.S.C.   378; (d) is a "bank" or a "bank holding company," as
              such terms are defined in the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder (the "Bank Holding Company Act"); (e) owns or "controls" 5 percent or more of the voting securities of a "bank" or "bank holding company," as such terms are defined in the Bank Holding Company Act; (f) is regulated as a bank under the laws or regulations of its jurisdiction of incorporation; (g) is a "savings and loan holding company"; (h) "controls" any "savings association," as such terms are defined in 12 CFR 574 and 583; (i) has acquired by purchase or otherwise, or retains, more than 5 percent of the voting stock or shares of a "savings association" or "savings and loan holding
              company," as such terms are defined in 12 CFR   583; or (j)
              is regulated as a savings and loan institution under the laws or regulations of its jurisdiction of incorporation.

                        4.18.  Brokers and Finders.  None of the Companies,
                               -------------------
              any of their officers, directors or employees, or any Shareholder has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

                        4.19.  Status of Shareholders.  Each Shareholder
                               ----------------------
              represents that: (a) such Shareholder is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"); (b) such Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Shareholder's acquisition of Alleghany Shares hereunder; (c) such Shareholder has the ability to bear the economic risks of such Shareholder's acquisition hereunder, including a complete loss of his or her investment in Alleghany Shares;
              (d) such Shareholder has been furnished with and has had access to such information as such Shareholder has considered necessary to make a determination as to his or her acquisition hereunder; (e) such Shareholder has had all questions asked by such Shareholder concerning the operations of Alleghany and Newco answered by Alleghany and Newco in a satisfactory manner; (f) such Shareholder has not been offered the Alleghany Shares by any form of general solicitation or general advertising, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; and (g) such Shareholder has not relied on any representations and warranties of Alleghany and Newco other than those contained in this Agreement.

                        4.20.  Investment Representation.  The Alleghany
                               -------------------------
              Shares to be acquired by each Shareholder will be acquired by such Shareholder for his or her own account for purposes of investment and not with a view to distribution in a manner which would be in violation of the Securities Act or the securities or "blue sky" laws of any state or jurisdiction of the United States, provided that any disposition of such Shareholder's property shall at all times be within his or her control.

                        4.21.  Shareholder Understandings.
                               --------------------------

                        (a)  Each Shareholder understands that the
              Alleghany Shares to be acquired by the Shareholders have not been registered under the Securities Act and may be transferred only if so registered (which registration is provided for in Section 9.4 hereof) or if an exemption therefrom is available. Such Shareholder will not sell or dispose of any of the Alleghany Shares without (i) the registration of such Alleghany Shares under the Securities Act and the qualification or approval of such Alleghany Shares under the applicable securities or "blue sky" laws of any state or jurisdiction of the United States, or (ii) the delivery to Alleghany of an opinion of counsel, in form and substance reasonably satisfactory to counsel for Alleghany, that such proposed sale or disposition is exempt from the provisions of Section 5 of the Securities Act and the applicable securities or "blue sky" laws of any state or jurisdiction of the United States.

                        (b) Each of the certificates for the Alleghany Shares received by each Shareholder pursuant to this Agreement may bear the following legend:

                   "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION OF THESE SECURITIES MAY BE EFFECTED UNTIL THESE SECURITIES HAVE BEEN REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN OPINION OF COUNSEL SATISFACTORY TO ALLEGHANY CORPORATION IS RECEIVED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR SUCH STATE SECURITIES LAWS."

                        (c) Notwithstanding the effectiveness of such registration, qualification and approval, such Shareholder understands that, until the publication of Alleghany's consolidated financial statements which include at least thirty days of post-Merger operations, each of the certificates for the Alleghany Shares received by him or her pursuant to this Agreement may bear the following legend:

                   "NO TRANSFER OF THE SHARES REPRESENTED BY THIS
                   CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE CONSOLIDATED FINANCIAL STATEMENTS OF ALLEGHANY

                   CORPORATION WHICH INCLUDE AT LEAST THIRTY DAYS OF OPERATIONS SUBSEQUENT TO THE DATE ON WHICH THIS CERTIFICATE WAS ISSUED HAVE BEEN MADE PUBLICLY
                   AVAILABLE."

                        4.22.  Pooling.  Since December 1, 1992, none of
                               -------
              the Companies nor any of the Shareholders has taken any of the actions set forth in Exhibit 4.22 hereof.

                        4.23.  Aggregate Materiality.  There are no events,
                               ---------------------
              situations, obligations or liabilities of the types described in this Article IV and excepted therefrom solely because individually they do not have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Companies taken as a whole which, in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Companies taken as a whole.

                        4.24.  Disclosure.  The information provided by the
                               ----------
              Companies and the Shareholders in this Agreement and in the exhibits and other documents delivered pursuant hereto does not contain any untrue statement of a material fact or omit to state herein a material fact necessary to make the statements made herein, in light of the circumstances under which they are made, not misleading.


                                        ARTICLE V

                  Representations and Warranties of Alleghany and Newco

                        Each of Alleghany and Newco hereby jointly and
              severally represents and warrants to the Companies and the Shareholders as follows:

                        5.1.  Corporate Organization and Qualification.
                              ----------------------------------------
              Each of Alleghany and Newco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where the absence of which would have a material adverse effect on the condition

              (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole. Each of Alleghany and Newco has the requisite corporate power and authority to carry on its business as it is now being conducted. Alleghany has delivered to the Companies a true and complete copy of its Restated Certificate of Incorporation and By-Laws, and of Newco's Articles of Incorporation and By-Laws, each as amended to date, and each is in full force and effect.

                        5.2.  Authorized Capital.
                              ------------------

                        (a) The authorized capital stock of Alleghany consists of 22,000,000 Alleghany Shares, of which 7,080,284 Alleghany Shares are issued and outstanding as of the date hereof, and 8,000,000 shares of preferred stock, par value $1.00 per share, none of which are issued and outstanding. All of the issued and outstanding Alleghany Shares have been duly authorized and are validly issued, fully paid and nonassessable. The authorized capital stock of Newco consists of 1,000 shares of common stock, par value $1.00 per share, all of which are issued and outstanding as of the date hereof. Such shares have been duly authorized and are validly issued, fully paid and nonassessable, and are owned by Alleghany free and clear of all liens, pledges, security interests, claims and other encumbrances of any nature whatsoever.

                        (b) When issued and delivered pursuant to this Agreement, the Alleghany Shares constituting the Consideration will be duly authorized and validly issued, will be fully paid and nonassessable, and will be delivered by Alleghany to the Shareholders free and clear of all liens, pledges, security interests, claims and other encumbrances of any nature whatsoever which are attributable to Alleghany except for encumbrances arising pursuant to Section 1.3 hereof.

                        (c) The Indemnity Shares (as defined in Section 11.3(b) hereof), if any, when issued and delivered pursuant to this Agreement, will be duly authorized and validly issued, will be fully paid and nonassessable, and will be delivered by Alleghany to the Shareholders free and clear of all liens, pledges, security interests, claims and other encumbrances of any nature whatsoever which are attributable to Alleghany.

                        5.3.  Corporate Authority.  Exhibit 5.3 hereto is a
                              -------------------
              true and complete list of all material permits, approvals, qualifications, filings, consents or waiting periods of third parties and regulatory authorities which are required by Alleghany or Newco for the consummation of the transactions contemplated by this Agreement (other than the filing of the New York Certificate of Merger) (the "Alleghany Approvals"). Each of Alleghany and Newco has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, the execution, delivery and performance of this Agreement by Alleghany and Newco have been duly and validly authorized by all necessary corporate action on the part of Alleghany and Newco, including, without limitation, the written consent of Alleghany as sole shareholder of Newco approving this Agreement pursuant to
              Section 615 of the BCL, and this Agreement constitutes a legal, valid and binding obligation of each of Alleghany and Newco, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally or by general equitable principles relating to enforceability (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) conflict with or result in a breach or violation of any of the provisions of Alleghany's Restated Certificate of Incorporation or By-Laws or Newco's Articles of Incorporation or By-Laws; (b) subject to the granting of the Alleghany Approvals, conflict with, result in a breach or violation of, result in a default or loss of a material benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, lien, lease or other instrument or restriction of any kind to which Alleghany or Newco is a party or by which any of their respective assets or properties is otherwise bound; or (c) subject to the granting of the Alleghany Approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Alleghany or Newco or any of their respective assets or properties, the effect of which conflict, breach, violation, default, loss or acceleration, in the case of any of (a), (b) or (c), individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole.

                        5.4.  Compliance.  Each of Alleghany and Newco is
                              ----------
              in compliance with all laws, regulations and requirements applicable to the operation of its business, with which the failure to so comply would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole.

                        5.5.  Financial Statements.
                              --------------------

                        (a) The audited consolidated balance sheets of Alleghany and its subsidiaries as at December 31, 1994 and 1993 and the related audited consolidated statements of earnings, changes in common stockholders' equity and cash flows for each of the years then ended ("Alleghany's Annual Financial Statements"), which heretofore have been delivered to the Companies, present fairly the consolidated financial position and results of operations of Alleghany and its subsidiaries as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as may otherwise be specifically indicated therein.

                        (b) The unaudited consolidated balance sheets of Alleghany as at June 30, 1995 and the related unaudited consolidated statements of earnings and cash flows for the six months then ended ("Alleghany's June 30, 1995 Financial Statements"), which heretofore have been delivered to the Companies, present fairly the consolidated financial position and results of operations of Alleghany and its subsidiaries as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a basis consistent with the Alleghany's Annual Financial Statements, except as may otherwise be specifically indicated therein.

                        5.6.  Undisclosed Liabilities.  As at December 31,
                              -----------------------
              1994, Alleghany had no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole, except and to the extent disclosed in Alleghany's Annual Financial Statements as at December 31, 1994. Since December 31, 1994, Alleghany has not incurred or become subject to any obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole, except and to the extent disclosed in Alleghany's June 30, 1995 Financial Statements.

                        5.7.  No Material Adverse Change.  Since
                              --------------------------
              December 31, 1994, there has not been any material adverse change in the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole as reflected in Alleghany's Annual Financial Statements as at December 31, 1994, whether or not arising from transactions in the ordinary course of business, and Alleghany is not aware of any fact or condition relating to its business which it reasonably believes might result in such a material adverse change after the Closing Date. A fluctuation in the market value of Alleghany Shares due to general market conditions shall not in and of itself be deemed to be a material adverse change for purposes of this Section 5.7.

                        5.8.  Litigation.  There are no actions, suits,
                              ----------
              proceedings, claims, investigations or examinations pending or, to the best knowledge of Alleghany, threatened against Alleghany, any of its subsidiaries or any of their businesses, properties or assets, at law or in equity, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instru-mentality, domestic or foreign, which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole.

                        5.9.  Brokers and Finders.  None of Alleghany, any
                              -------------------
              subsidiary or affiliate of Alleghany or any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

                        5.10.  SEC Filings.
                               -----------

                        (a)  Alleghany has delivered to the Companies:
              (i) its annual reports to stockholders for the fiscal years ended December 31, 1994 and 1993; its annual reports on Form 10-K for the fiscal years ended December 31, 1994 and 1993;
              (ii) its proxy statements relating to the meetings of the stockholders of Alleghany held April 28, 1995 and April 22, 1994; and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1994.

                        (b) As of its filing date, no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                        5.11.  Aggregate Materiality.  There are no events,
                               ---------------------
              situations, obligations or liabilities of the types described in this Article V and excepted therefrom solely because individually they do not have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole which, in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole.

                        5.12.  Disclosure.  The information provided by
                               ----------
              Alleghany and Newco in this Agreement and in the exhibits and other documents delivered pursuant hereto does not contain any untrue statement of a material fact or omit to state herein a material fact necessary to make the statements made herein, in light of the circumstances under which they are made, not misleading.

                        5.13.  Investment.  Alleghany and Newco each
                               ----------
              represent that: (a) Alleghany and Newco have been furnished with and had access to such information as they have considered necessary to make a determination as to the acquisition of the Companies hereunder; (b) Alleghany and

              Newco have each had all questions asked by them concerning the operations of the Companies answered by the Companies in a satisfactory manner; and (c) Alleghany and Newco have not relied on any representations and warranties of the Companies other than those contained in this Agreement.

                        5.14.  Representation Regarding Reorganization
                               ---------------------------------------
              Status.  Alleghany represents that it has no present plan or
              ------
              intention to: (i) cause Newco to issue additional shares of stock that would result in Alleghany losing control of Newco within the meaning of Section 368(c) of the Code; (ii) liquidate Newco, merge Newco into another corporation or cause Newco to dispose of any of the assets acquired in the Merger except for dispositions made in the ordinary course of business; (iii) sell or otherwise dispose of any of the stock of Newco (except that Alleghany intends to transfer, exchange or contribute the shares of capital stock of the Surviving Corporation to its wholly owned subsidiary Chicago Title and Trust Company ("CT&T") after the Effective Time); and (iv) cause Newco to discontinue the historic businesses of the Companies or fail to use a significant portion of the historic business assets of the Companies in a business.


                                       ARTICLE VI

                  Conditions to the Obligations of Alleghany and Newco

                        The obligations of each of Alleghany and Newco
              under this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

                        6.1.  Compliance with Agreement.  Each of the
                              -------------------------
              Companies and each Shareholder shall have performed and complied in all material respects with all the terms, covenants and conditions required by this Agreement to be performed or complied with by it, him or her on or before the Closing Date, and Alleghany and Newco shall have received from each of the Companies and each Shareholder at the Closing a certificate, dated the Closing Date, to that effect. Attached to each Company's certificate shall be a certified copy of the resolutions of the Board of Directors of such Company adopting or approving this Agreement and authorizing the transactions contemplated hereby.

                        6.2.  Representations and Warranties.  The
                              ------------------------------
              representations and warranties made by the Companies and each
              Shareholder in this Agreement shall be true and correct in all material respects (except that each of the representations and warranties made by the Companies and each Shareholder which is qualified by materiality shall, as so qualified, be true and correct in all respects) as of the Closing Date, except for any changes permitted by the terms hereof or consented to by Alleghany and Newco, and Alleghany and Newco shall have received from each of the Companies and each Shareholder at the Closing a certificate, dated the Closing Date, to that effect.

                        6.3.  Opinions of Counsel for the Companies and the
                              ---------------------------------------------
              Shareholders.  Alleghany and Newco shall have received
              ------------
              opinions from Hughes Hubbard & Reed and McCabe & Mack, counsel for the Companies and the Shareholders, dated the Closing Date, substantially in the forms set forth in Exhibits 6.3(a) and 6.3(b) hereto.

                        6.4.  Approvals.  All Company Approvals and all
                              ---------
              Alleghany Approvals shall have been obtained and be in effect on the Closing Date.

                        6.5.  Accounting Treatment.  Alleghany shall have
                              --------------------
              received such assurances from its independent certified public accountants as it shall reasonably require to the effect that the acquisition of the Companies by Alleghany pursuant to the Merger shall have met all of the conditions for the "pooling-of-interests" method of accounting for business transactions, in accordance with Accounting Principles Board Opinion No. 16, Business Combinations.
                                               ---------------------

                        6.6.  Key Man Insurance.  All actions reasonably
                              -----------------
              required to be taken by the Companies and Donald M. Juhl to apply for a life insurance policy on Donald M. Juhl in the amount of $6 million, naming CDRS, the Surviving Corporation and CT&T as beneficiaries thereunder, shall have been taken.

                        6.7.  Indebtedness of the Companies.  There shall
                              -----------------------------
              have been no change in the outstanding indebtedness under the Commercial Revolving Credit Note and Agreement between First National Bank of The Hudson Valley and CDRS between the Determination Date and the Effective Time (except for interest accrued during such period).

                        6.8.  Employee Benefits.
                              -----------------

                        (a) The Companies shall have contributed to the Credit Data of Hudson Valley, Inc. Profit Sharing and Asset Accumulation Plan (the "Plan"), (i) an interest payment of $326.00, and (ii) to the extent not already contributed to the Plan or accrued as a liability on applicable financial statements, an amount equal to the salary reduction contributions attributable to compensation earned by participants from January 1, 1995 through the last day of the last payroll period ending on or prior to the Closing Date, and an amount equal to the matching contributions attributable to such salary reduction contributions.

                        (b) Each of the Shareholders shall have executed a release from claims for benefits under the Credit Data of Hudson Valley, Inc. Defined Benefit Plan and Trust substantially in the form set forth in Exhibit 6.8 hereto.

                        6.9.  IBM Assignment.  IBM shall have executed an
                              --------------
              assignment substantially in the form set forth in Exhibit 6.9 hereto.

                        6.10.  Settlement of the IBM Dispute.  IBM and CDRS
                               -----------------------------
              shall have executed and delivered a settlement substantially in the form of Exhibit 6.10 hereto to one another an agreement evidencing resolution and settlement of the dispute with IBM described in a letter dated July 24, 1995 from IBM to CDRS, together with a work plan to implement the settlement (collectively, the "IBM Settlement Agreement"). The terms of the IBM Settlement Agreement shall be satisfactory to Alleghany.

                        6.11.  Escrow Agreement.  Each of the Shareholders
                               ----------------
              shall have entered into the Escrow Agreement.

                                       ARTICLE VII

                              Conditions to the Obligations
                          of the Companies and the Shareholders

                        The obligations of the Companies and the
              Shareholders under this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

                        7.1.  Compliance with Agreement.  Each of Alleghany
                              -------------------------
              and Newco shall have performed and complied in all material respects with all the terms, covenants and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date, and the Companies and the Shareholders shall have received from each of Alleghany and Newco at the Closing a certificate, dated the Closing Date, to that effect. Attached to Newco's certificate shall be a certified copy of the resolutions of the Board of Directors of Newco, and a certified copy of the written consent of Alleghany as the sole shareholder of Newco, and attached to Alleghany's certificate shall be a certified copy of the resolutions of the Board of Directors of Alleghany, in each case adopting or approving this Agreement and authorizing the transactions contemplated hereby.

                        7.2.  Representations and Warranties.  The
                              ------------------------------
              representations and warranties made by Alleghany and Newco in this Agreement shall be true and correct in all material respects (except that each of the representations and warranties made by Alleghany and Newco which is qualified by materiality shall, as so qualified, be true and correct in all respects) as of the Closing Date except for any changes permitted by the terms hereof or consented to by the Companies and the Shareholders, and the Shareholders shall have received from each of Alleghany and Newco at the Closing a certificate, dated the Closing Date, to that effect.

                        7.3.  Opinion of Counsel for Alleghany and Newco.
                              ------------------------------------------
              The Companies and the Shareholders shall have received an opinion from Donovan Leisure Newton & Irvine, counsel for Alleghany and Newco, dated the Closing Date, substantially in the form set forth in Exhibit 7.3 hereto.

                        7.4.  Approvals.  All Company Approvals and all
                              ---------
              Alleghany Approvals shall have been obtained and be in effect on the Closing Date.

                        7.5.  Escrow Agreement.  Alleghany shall have
                              ----------------
              entered into the Escrow Agreement.


                                      ARTICLE VIII

                     Covenants of the Companies and the Shareholders

                        8.1.  Covenants Pending the Closing.  From and
                              -----------------------------
              after the date hereof and until the Closing Date:

                        (a)  Access to Properties, Books and Records.  The
                             ---------------------------------------
              Companies and the Shareholders shall afford or cause to be afforded to Alleghany and to the attorneys, accountants and other authorized representatives of Alleghany reasonable access during normal business hours as often as they reasonably desire to the Companies and their employees, properties, books and records in order to afford Alleghany the opportunity to make such investigations of the affairs of the Companies as it deems desirable. The Companies and the Shareholders shall also furnish or cause to be furnished to Alleghany such information relating to the businesses and affairs of the Companies as Alleghany shall from time to time reasonably request. Alleghany also shall be afforded the opportunity to confer with the Companies' clients if Alleghany determines that to be necessary or advisable. Alleghany shall, and shall cause its attorneys, accountants and other authorized representatives to, hold in confidence, in the same manner in which Alleghany preserves its own confidential information, information of a confidential or proprietary nature which is obtained from the Companies or the Shareholders and is not otherwise publicly available or ascertainable.

                        (b)  Carry On in Regular Course.  The Companies
                             --------------------------
              shall carry on their businesses diligently and substantially in the same manner as presently being conducted and shall not make or institute any material change in their methods of operations or doing business; provided, however, that none of
                                            ------------------
              the Companies shall enter into, terminate, amend or renew, any agreement which, if in existence as of the date hereof, would have been required to be set forth on any exhibit delivered pursuant to Section 4.11 hereof, without the prior written consent of Alleghany. Without the prior written consent of Alleghany, none of the Companies or any of the Shareholders shall grant any bonuses to any of the employees of the Companies, alter or increase the present compensation of such employees, or amend the current terms of the Benefit Plans. No capital expenditures shall be incurred or contracted for by or on behalf of the Companies in excess of $50,000 in the aggregate without the prior written consent of Alleghany.

                        (c)  Preservation of Organization.  Each of the
                             ----------------------------
              Companies shall maintain its corporate existence and powers and its qualification as a foreign corporation in the states listed in Exhibit 4.1 hereto. None of the Companies shall amend its respective Certificate of Incorporation or Bylaws without the prior written consent of Alleghany, and none of the Companies shall make any change in its authorized or issued capital stock. Each of the Companies and the Shareholders shall use commercially reasonable efforts to
              (i) preserve intact the business organization of each of the Companies, (ii) keep available to Alleghany the present key officers and employees of the Companies, (iii) preserve for Alleghany the relationships of the Companies with their clients, suppliers and others having business relations with them, (iv) maintain all of the properties of the Companies in customary repair, order and condition, and (v) take all steps reasonably necessary to maintain the intangible assets of the Companies.

                        8.2.  Filings and Approvals.  From and after the
                              ---------------------
              date hereof and until the Closing Date, each of the Companies and the Shareholders shall duly make all regulatory filings required to be made by it in respect of this Agreement or the transactions contemplated hereby.

                        8.3.  Reasonable Efforts.  From and after the date
                              ------------------
              hereof and until the Closing Date, each of the Companies and the Shareholders agrees to use commercially reasonable efforts to consummate the transactions contemplated hereby, including, without limitation, satisfaction of the conditions set forth in Article VI hereof.

                        8.4.  Further Assurances.  Each of the Shareholders
                              ------------------
              agrees that he or she will, from time to time at and subsequent to the Closing Date, at the request of Alleghany and without further consideration, take such action as Alleghany may reasonably request in order more effectively to consummate the transactions contemplated hereby, provided that Alleghany will pay any expenses reasonably incurred by such Shareholders in connection with such action. None of the Shareholders will take any of the actions set forth in
              Exhibit 8.4 hereto.

                        8.5.  No Competition; No Solicitation; No
                              -----------------------------------
              Inducement; Confidentiality.
              ---------------------------

                        (a) Each Shareholder agrees that for a period commencing on the Closing Date and ending five (5) years thereafter he or she shall not, without the express prior written consent of the Board of Directors of the Surviving Corporation (which consent shall not be effective unless given after the Closing):

                        (i) engage in the credit reporting, credit bureau or debt collection businesses of the types conducted currently by any of the Companies, either directly, or as a consultant or advisor, or as a shareholder (other than as the holder of less than 5 percent of the shares of any corporation whose shares are traded on a national securities exchange or over the counter) or partner, in direct competition with the Surviving Corporation or any subsidiary thereof (collectively, the "Credit Data Companies") within the counties in the States of New York and Indiana listed on Exhibit 8.5 hereto; or

                        (ii) for himself or herself, on behalf of any other person, firm or entity or in connection with any other person, firm or entity, approach, counsel or attempt to induce any employee of the Credit Data Companies to leave the employ of the Credit Data Companies or to terminate such engagement, or employ or attempt to employ, or engage or attempt to engage, any such person who at any time during the preceding twelve months was in the employ of any of the Credit Data

                   Companies or engaged by any of the Credit Data
                   Companies.

                        (b) Each Shareholder agrees that for a period commencing on the Closing Date and continuing for so long as permitted by law he or she shall not, without the express prior written consent of the Surviving Corporation, for himself or herself, on behalf of any other person, firm or entity or in conjunction with any other person, firm or entity (other than the Credit Data Companies) do business with, solicit, call upon, accept business from or engage in business with any person, firm or entity which is a customer of the Credit Data Companies on the Closing Date for the purpose of providing the same or similar services as that conducted by the Credit Data Companies as of the Closing Date or entered into by the Credit Data Companies after the Closing Date.

                        (c) Each Shareholder agrees that he or she will not at any time from and after the date hereof divulge, furnish or make accessible to any person, or himself or herself make use of any confidential information obtained by him or her in respect of any of the Credit Data Companies, including, without limitation, all such information with respect to any products, programs, methodologies, finances, financial condition, organization, personnel, business activities, budgets, plans or objectives of any of the Credit Data Companies, and that, except for Donald M. Juhl (and Karen E. Jankowski in the event she remains in the employ of CDRS after the Closing), he or she will, prior to the Closing Date, return to the Companies all such information which has been reduced to written or other physical form, and all copies thereof, in his or her possession or custody or under his control; provided, however, that confidential information
                           --------  -------
              shall not include any information that (i) is or hereafter becomes publicly available or known generally to the public or in the industry, (ii) is disclosed to such Shareholder by a third party who has the right to disclose such information, or (iii) based on such Shareholder's good faith judgment with the advice of counsel, is required to be disclosed in compliance with applicable legal requirements by a court, arbitrator or governmental authority, and such information shall remain confidential information for all other purposes unless clauses (i) and (ii) above otherwise apply. Whenever any Shareholder becomes aware of any state of facts which would or might result in disclosure of such confidential information pursuant to this Section 8.5(c), he or she shall promptly notify Alleghany prior to any such disclosure so that Alleghany may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 8.5(c). In any event, such Shareholder shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain assurance that confidential treatment shall be accorded such confidential information.

                        (d) In view of the geographic scope and nature of the business in which the Companies are, and the Surviving Corporation will be, engaged, and recognizing the substantial sums to be paid to the Shareholders pursuant to the terms hereof, each Shareholder expressly acknowledges that the restrictive covenants set forth in this Section 8.5, including, without limitation, the geographic scope of such covenants, are necessary in order to protect and maintain the proprietary interests and other legitimate business interests of the Surviving Corporation and that the enforcement of such restrictive covenants will not prevent him or her from earning a livelihood. Each Shareholder also acknowledges that the scope of the operations of the Companies are, and the Surviving Corporation will be, such that it is reasonable that the restrictions set forth in this Section 8.5 are not more limited as to geographic area than is set forth herein. Each Shareholder further acknowledges that the remedy at law for any breach or threatened breach of this Section 8.5 will be inadequate and, accordingly, that Alleghany and the Surviving Corporation shall, in addition to all other available remedies (including, without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive relief.

                        (e) The provisions of this Section 8.5 shall terminate in the event that the Surviving Corporation goes out of the credit reporting, credit bureau or debt collection businesses; provided, however, that in the event that the
                          --------- -------
              Surviving Corporation goes out of one or two, but not all of such businesses currently conducted by any of the Companies, such provisions shall terminate only as to the businesses in which the Surviving Corporation is no longer engaged; and provided, further, that such provisions shall continue in
              --------- -------
              full force and effect in the event of any sale of the business of the Surviving Corporation, including, but not limited to, any sale of the Surviving Corporation's stock or assets or any merger or consolidation of the Surviving Corporation with or into any corporation.

                        (f) The provisions of this Section 8.5 shall be construed as independent covenants; and the existence of any claim, demand, action or cause of action of a Shareholder against any party hereto, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of any of the covenants in this Section 8.5.

                        8.6.  Compliance with Securities Laws.  Each of the
                              -------------------------------
              Shareholders agrees that he or she will comply with all federal and state securities or "blue sky" laws with respect to the Alleghany Shares.


                                       ARTICLE IX

                            Covenants of Alleghany and Newco

                        9.1.  Filings and Approvals.  From and after the
                              ---------------------
              date hereof and until the Closing Date, each of Alleghany and Newco shall duly make all regulatory filings required to be made by it in respect of this Agreement or the transactions contemplated hereby.

                        9.2.  Reasonable Efforts.  From and after the date
                              ------------------
              hereof and until the Closing Date, each of Alleghany and Newco agree to use commercially reasonable efforts to consummate the transactions contemplated hereby, including, without limitation, satisfaction of the conditions set forth in Article VII hereof.

                        9.3.  Further Assurances.  Alleghany and Newco
                              ------------------
              agree that they will, from time to time at and subsequent to the Closing Date, at the request of the Shareholders and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as the Shareholders may reasonably request in order more effectively to consummate the transactions contemplated hereby, provided that the Shareholders will pay any expenses reasonably incurred by Alleghany or Newco in connection with such action.

                        9.4.  Registration Rights.
                              -------------------

                        (a)  Registration.  Upon the Closing, Alleghany
                             ------------
              shall use commercially reasonable efforts to effect as promptly as practicable, but no earlier than the first day after the publication of Alleghany's financial statements which include at least thirty days of post-Merger operations, the registration on Form S-3 and/or qualification with, or the approval of, any governmental authority under any federal or state securities laws of all Alleghany Shares acquired by the Shareholders under this Agreement which Shareholders request in writing to be included in such registration, as may be required to permit the sale or other disposition of such Alleghany Shares by the Shareholders. Alleghany shall be under no obligation to effect an underwritten offering of the Alleghany Shares. Alleghany shall not be required to effect more than one registration pursuant to this Section 9.4(a). Upon such registration on Form S-3 being declared effective, Alleghany will deliver to the Shareholders' Representative an opinion of either (x) the General Counsel of Alleghany, (y) Donovan Leisure Newton & Irvine or (z) such other counsel as may be reasonably acceptable to the Shareholders' Representative substantially to the effect set forth in Exhibit 9.4(a) hereto.

                        (b)  Effectiveness.  Alleghany shall use
                             -------------
              commercially reasonable efforts to keep effective and maintain any registration, qualification or approval of the Alleghany Shares required pursuant to this Section 9.4, and from time to time to amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable federal and state securities laws, until the earlier of the date on which all of the Alleghany Shares covered by the registration statement have been sold by the Shareholders or two years after the effectiveness of such registration statement. Alleghany shall furnish to each Shareholder such number of copies of such prospectus, as amended from time to time, and supplements thereto, as such Shareholder may reasonably request.

                        (c)  Expenses.  All expenses incident to the
                             --------
              obligations of Alleghany under Sections 9.4(a) and 9.4(b) hereof (including, without limitation, registration fees, printing or document reproduction expenses, and fees and expenses of its counsel, investment advisors and accountants) shall be borne by Alleghany, and all other expenses incident to the disposition by each Shareholder of the Alleghany Shares held by him or her (including, without limitation, fees and expenses of his or her counsel and all underwriting discounts, if any, brokerage commissions and similar fees) shall be borne by such Shareholder.

                        (d)  Shareholder Agreements.  Each Shareholder
                             ----------------------
              shall (i) furnish to Alleghany such information as Alleghany may from time to time reasonably request in connection with the registration statement and prospectus, any amendment or supplement thereto or any other filings required by this
              Section 9.4; (ii) from and after the Closing Date and for so long as the registration, qualification or approval remains effective, promptly after the sale or any other disposition by him or her of Alleghany Shares, give Alleghany written notice of same; (iii) promptly notify Alleghany of any event regarding such Shareholders which comes to his or her attention which would necessitate an amendment or supplement to the registration statement, prospectus or any of the other filings required by this Section 9.4; and (iv) suspend sales of Alleghany Shares under such registration statement promptly upon receipt of notice from Alleghany that such sales may not be made under the Securities Act or state securities or "blue sky" laws until such registration statement and prospectus are amended or supplemented as necessary.

                        (e)  Indemnification under this Section 9.4.
                             --------------------------------------

                        (i) Alleghany agrees to indemnify, to the extent permitted by law, the Shareholders and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all liabilities, losses, damages, settlements, claims, costs or expenses, including, without limitation, attorneys' fees (collectively, "Liabilities"), under the Securities Act, state securities or "blue sky" laws, common law or otherwise, arising out of or due to (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the registration or qualification of the Alleghany Shares, or (B) any omission or alleged omission to state in such registration statement or prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are due to any untrue statement of a material fact contained in, or omission of a material fact from, information furnished in writing to Alleghany by the Shareholders expressly for use in such registration statement or prospectus. If the offering pursuant to this Section 9.4 is made through underwriters, Alleghany agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters to the same extent as provided above with respect to the indemnification of the Shareholders.

                        (ii) The Shareholders jointly and severally agree to indemnify, to the extent permitted by law, Alleghany, its directors and officers and each person, if any, who controls Alleghany within the meaning of Section 15 of the Securities Act and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities under the Securities Act, state securities or "blue sky" laws, common law or otherwise, arising out of or due to (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the registration or qualification of the Alleghany Shares, or (B) any omission or alleged omission to state in such registration statement or prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such Liabilities arise out of or are due to any untrue statement of a material fact contained in, or omission of a material fact from, information furnished in writing to Alleghany by the Shareholders expressly for use in such registration statement or prospectus.

                        (iii) The procedures to be followed in connection with the rights of indemnification provided in this
                   Section 9.4(e) are set forth in Section 11.5 hereof, and the indemnification obligations set forth in this
                   Section 9.4(e) shall be deemed to be First Dollar Indemnification obligations (as such term is defined in Section 11.3(a) hereof).

                        9.5.  Delivery of SEC Documents.  Promptly upon the
                              -------------------------
              filing thereof with the SEC, Alleghany will deliver to the Companies any current reports on Form 8-K and any other reports, statements, schedules or registration statements filed with the SEC from the date hereof until the Closing Date.

                        9.6.  Indebtedness of the Companies.  Promptly
                              -----------------------------
              after the Closing, Alleghany shall cause (a) the personal guarantees of each of the Shareholders to The First National Bank of The Hudson Valley relating to outstanding indebtedness under the Commercial Revolving Credit Note and Agreement between The First National Bank of The Hudson Valley and CDRS to be released, and (b) the Surviving Corporation to pay at maturity the following promissory notes:


              Date       Amount   Issued By  Issued to            Maturity
              ----      -------   ---------  ---------            --------

              11/1/94   $ 47,000    CDHV     Donald R. Juhl       11/1/95

              9/9/94    $100,000    CDRS     Karen Jankowski      9/9/95

              9/9/94    $ 75,000    CDRS     Suzanne Juhl-Pulver  9/9/95

              7/27/95   $ 50,000     TJC     Donald R. Juhl       9/9/95


                        9.7.  Return of Materials.  In the event of any
                              -------------------
              termination of this Agreement pursuant to Section 12.1 hereof, Alleghany shall return to the Companies all materials obtained from the Companies containing information of a confidential or proprietary nature, shall destroy all other materials which reflect or contain any such information, and in any event shall maintain the confidentiality of information of a confidential or proprietary nature which is obtained from the Companies or the Shareholders.

                        9.8.  Covenants Relating to the Alleghany Shares.
                              ------------------------------------------

                        (a) Promptly after the Closing Date, Alleghany will cause the Alleghany Shares acquired by the Shareholders under this Agreement to be listed on the New York Stock Exchange.

                        (b) Upon any sale under an effective registration statement contemplated by Section 9.4 hereof or promptly after the third anniversary of the Closing Date, upon delivery by any Shareholder of certificates representing the Alleghany Shares to Alleghany, Alleghany will exchange such certificates for certificates representing the same number of Alleghany Shares without the legend referred to in Section 4.21(b) hereof.

                        (c) Promptly upon the publication of Alleghany's consolidated financial statements which include at least thirty days of post-Merger operations, upon delivery by any Shareholder of certificates representing the Alleghany Shares to Alleghany, Alleghany will exchange such certificates for certificates representing the same number of Alleghany Shares without the legend referred to in Section 4.21(c) hereof.


                                        ARTICLE X

                       Covenants of the Shareholders and Alleghany
                             Relating to Certain Tax Matters

                        10.1.  Pre-Merger and Straddle Period Taxes.
                               ------------------------------------

                        (a) The Companies, at their cost or expense, shall prepare or cause to be prepared, and file or cause to be filed, on a timely basis, all Tax Returns of the Companies (including any amendments thereto) in respect of taxable periods ending on or before (and which shall include the date
              of) the Effective Time (the "Pre-Merger Periods"), and shall pay, or cause to be paid, all Taxes in respect of such Pre-Merger Periods imposed on the Companies. In the case of Taxes on, based on, or measured by income and imposed on the Companies in respect of any Pre-Merger Periods (other than the income Tax imposed on any of the Companies by New York
              State under Tax Law   210 and Tax Law   209-A), such Taxes
              shall be paid by the Shareholders and not the Companies.
              Such Tax Returns shall be prepared in a manner consistent with the past practices of the Companies and, in any event, there shall be "substantial authority" (within the meaning of Section 6662(d)(2)(B)(i) of the Code) for the treatment of any item shown on such Tax Returns. The Companies shall furnish a copy of each such Tax Return to Alleghany at least thirty days prior to the due date (determined with any extensions) for the filing thereof so that Alleghany may satisfy itself that such Tax Return was prepared in compliance with the foregoing sentence. In the event that Alleghany determines that there is not "substantial authority" for the treatment of any item on any such Tax Return, such Tax Return shall not be filed until the Companies and Alleghany mutually agree as to the treatment of any such item.

                        (b) Any taxable period of any of the Companies that begins before the Effective Time and ends after the Effective Time shall constitute a "Straddle Period" for purposes of this Agreement. In the case of a Straddle Period, the Shareholders shall be solely responsible for all Taxes attributable to the portion of the period ending on the Effective Time and Alleghany shall be solely responsible for all Taxes attributable to the portion of the period after the Effective Time. For purposes of this Agreement, the portion of any Tax that is attributable to the operations of any entity for the portion of such Straddle Period up to and including the date of the Effective Time shall be (i) in the case of a Tax that is not based on net income, gross income, sales or gross receipts, the total amount of such tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Straddle Period up to and including the date of the Effective Time, and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of a Tax that is based on any of net income, gross income, sales or gross receipts, the Tax that would be due with respect to the portion of the Straddle Period through and including the date of the Effective Time, as if such portion of the Straddle Period were a separate taxable Pre-Merger Period, except that exemptions, allowances, deductions or credits that are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis.

                        (c) At its own cost and expense, Alleghany shall prepare, or cause to be prepared, and file or cause to be filed, any Tax Return for any Straddle Period. Alleghany shall provide the Shareholders' Representative (as defined in Section 11.6 hereof) with copies of such completed Tax

              Return, together with related work papers and such other documents as the Shareholders shall reasonably request, and a statement certifying the amount of Taxes shown on such Tax Return that are chargeable to the Shareholders pursuant to
              Section 10.1(b) above (a "Tax Statement") no later than thirty days before the due date for the filing of such Tax Return. The Shareholders and their authorized representatives shall have the right to review the Tax Returns and Tax Statements received from Alleghany pursuant to the terms of this Section 10.1(c). The Shareholders shall pay to Alleghany an amount equal to the Taxes shown on the Tax Statement as being chargeable to the Shareholders not later than fifteen days following receipt of any such Tax Return and Tax Statement, as the case may be. The Shareholders and Alleghany agree to consult each other and resolve in good faith any issues arising as a result of the review of any such Tax Returns or Tax Statements received from Alleghany.

                        (d)  If a proposed adjustment is asserted in
              writing with respect to a Straddle Period, Alleghany shall notify the Shareholders' Representative of the proposed adjustment within twenty days after receipt thereof. Within twenty days of receipt of such notice from Alleghany, the Shareholders may elect to contest any such proposed adjustment jointly with Alleghany. If such joint control is elected, neither party shall compromise or settle such proposed adjustment without the written consent of the other party, which consent shall not be unreasonably withheld. If such joint control is elected, each party shall bear its own costs and expenses of the contest.

                        (e) All transfer, gains, stamp, recording or other similar Taxes incurred in connection with the transactions contemplated by this Agreement, including any interest, penalties, fines, assessments or additions to tax, whether disputed or not, imposed in respect of the foregoing, will be borne by the Shareholders; except that the Shareholders shall have no liability for, and shall be held harmless by Alleghany with respect to, any New York State Sales and Compensating Use Taxes imposed under Article 28 of the New York Tax Law and any local sales taxes authorized under
              Article 29 of the New York Tax Law by reason of any merger or consolidation of any of the Companies on or after the Closing Date.

                        (f) Alleghany and each of the Shareholders of TJC shall use commercially reasonable efforts to file promptly the required questionnaires in respect of the tax imposed by
              Article 31-B, Tax on Gains Derived from Certain Real Property Transfers, of the New York Tax Law (the "Gains Tax") in respect of the merger of TJC into Newco, which questionnaires shall be completed on the basis of allocating the Consideration to the Property owned by TJC in accordance with the value set forth on Exhibit 10.1 hereto. At the Closing, the Shareholders of TJC shall deliver evidence reasonably satisfactory to Alleghany of the payment of the Gains Tax in the amount set forth in the tentative assessment issued by the New York State Department of Taxation and Finance; provided, however, that if no such tentative assessment shall
              --------  -------
              have been issued, then the Shareholders of TJC shall deliver evidence reasonably satisfactory to Alleghany that the requisite Gains Tax return has been prepared and is being filed and that the amount of Gains Tax shown thereon (which amount shall not be less than an amount calculated on the basis of the value for the Property owned by TJC set forth on
              Exhibit 10.1 hereto) has been or is being paid. In addition, at or prior to the Closing the Shareholders and Alleghany shall execute joint returns in respect of the tax imposed by
              Article 31, Real Estate Transfer Tax, of the New York Tax Law (the "Transfer Tax") in respect of the merger of the Companies into Newco, which returns shall be completed on the basis of allocating the Consideration to the Properties owned by the Companies in accordance with the values set forth on
              Exhibit 10.1 hereto. At the Closing, the Shareholders shall deliver evidence reasonably satisfactory to Alleghany that the amount of Transfer Tax shown on the returns (which amount shall not be less than an amount calculated on the basis of the values for the Properties set forth on Exhibit 10.1 hereto) has been or is being paid. If any Gains Tax or Transfer Tax in respect of the merger of the Companies into Newco shall be assessed after the Closing, the Shareholders agree to promptly pay such taxes and any interest, penalties or other charges with respect thereof. In the event that any such Gains Tax or Transfer Tax and any interest, penalties or other charges with respect thereof are assessed against, or collected from, Alleghany, Newco, the Companies, CT&T or such other entity to which the shares of capital stock of the Surviving Corporation may be transferred, exchanged or contributed (CT&T or such other entity being sometimes hereinafter referred to as the "Transferee"), the Shareholders shall promptly reimburse Alleghany, Newco, the Companies or the Transferee, as the case may be, for the amounts paid by, or collected from Alleghany, Newco, the Companies or the Transferee, and if any Shareholder refuses or neglects to reimburse Alleghany, Newco, the Companies or the Transferee, as the case may be, for the amounts paid by, or collected from Alleghany, Newco, the Companies or the Transferee, Alleghany shall have the right, in its sole discretion, to deduct such amount from any of the Alleghany Shares withheld pursuant to Section 1.3(a) hereof.

                        10.2.  Access to Information and Retention of
                               --------------------------------------
              Records.
              -------

                        (a) Each of the Shareholders and Alleghany will provide the other, and Alleghany, after the Closing, shall cause the Surviving Corporation to provide the Shareholders, at reasonable times and upon reasonable notice, access to, and a right to copy and use where appropriate, any records or information (which shall be retained in accordance with the normal retention policies of such person for similar information) and personnel which may be relevant for the taxable period for which the requesting party is charged with payment responsibility for Taxes under this Agreement in connection with the preparation of any Tax Returns, any audit or other examination, the filing of any claim for a refund of Tax or for the allowance of any Tax credit, or any judicial or administrative proceedings relating to liability for Taxes. The party requesting assistance hereunder shall reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained pursuant to this Section 10.2(a) shall be held in strict confidence and shall be used solely in connection with the reason for which it was requested.

                        (b) The Shareholders shall promptly forward to Alleghany, and Alleghany shall promptly forward to the Shareholders' Representative, all written notifications and other written communications received by the Shareholders or Alleghany, respectively, relating to any liability for Taxes for a taxable period, including any Straddle Period, for which the Shareholders or Alleghany, as the case may be, are or is charged with payment responsibility under this Agreement.

                        10.3.  Miscellaneous Tax Provisions.
                               ----------------------------

                        (a)  Notice of Disposed Consideration.  If any
                             --------------------------------
              Shareholder disposes of any Alleghany Shares within two years after the Closing Date, such Shareholder shall promptly notify Alleghany of such disposition, which notice shall include the number of Alleghany Shares disposed of and shall identify the Company to which such Alleghany Shares are attributable.

                        (b)  Absence of Tax Representations or Agreements.
                             --------------------------------------------
              Except for the representations and warranties of Alleghany set forth in Section 5.14 hereof, Alleghany makes no representations or warranties with respect to the income Tax consequences of the transactions contemplated by this Agreement or the effect thereon of, or any agreements as to any restrictions on, any transactions involving the Companies (or their assets) after the Closing Date. Further, except for the representations and warranties of Alleghany set forth in Section 5.14 hereof, nothing contained herein shall be construed or interpreted to impose any liability or obligation upon Alleghany, Newco and/or any Transferee for any Taxes imposed upon any Shareholder by reason of any of the transactions contemplated by this Agreement.


                                       ARTICLE XI

                                        Indemnity

                        11.1.  By the Shareholders.
                               -------------------

                        (a)  General.  The Shareholders jointly and
                             -------
              severally agree to indemnify Alleghany, Newco and Transferee and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities arising out of or due to the breach of any representation, warranty, agreement or covenant of the Companies or the Shareholders set forth in this Agreement or in any of the exhibits or other documents delivered pursuant hereto (except for any covenants of the Companies or the Surviving Corporation to be performed after the Closing Date, including covenants of CDRS or the Surviving Corporation in the employment agreement described in Section 1.7 hereof to be performed after the Closing Date), and any and all actions, suits, proceedings, demands, assessments or judgments, and costs and expenses, incident to any of the foregoing; provided, however, that the indemnification
                         --------  -------
              obligations of the Shareholders with regard to the matters addressed in Sections 9.4(e)(ii), 11.4(e)(ii) and 11.1(b) hereof shall be as set forth in Section 9.4(e)(ii), 11.4(e)(ii) and 11.1(b), respectively, and shall be governed by such provisions and not by this Section 11.1(a).

                        (b)  Employee Benefits.  The Shareholders jointly
                             -----------------
              and severally agree to indemnify Alleghany, Newco, Transferee and the Companies and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities arising out of or due to (1) any employee benefit plan (as defined in Section 3(3) of ERISA) maintained or contributed to at any time by the Companies or the Shareholders or any affiliated entity under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (including any plan set forth on Exhibit 4.12(g)), other than any Benefit Plan listed on Exhibit 4.12(a) and (2) any Benefit Plan listed on Exhibit 4.12(a) for all Liabilities arising (whether before or after the Closing) by reason of any action or omission which occurred on or prior to Closing. The indemnification obligation of the Shareholders to Alleghany, Newco, Transferee and the Companies pursuant to this Section 11.1(b) shall be deemed to be a First Dollar Indemnification obligation (as such term is defined in Section 11.3(a) hereof).

                        11.2.  By Alleghany and Newco.  Alleghany and Newco
                               ----------------------
              jointly and severally agree to indemnify the Shareholders and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities arising out of or due to the breach of any representation, warranty, agreement or covenant of Alleghany or Newco set forth in this Agreement or in any of the exhibits or other documents delivered pursuant hereto, and any and all actions, suits, proceedings, demands, assessments or judgments, and costs and expenses, incident to any of the foregoing; provided, however, that the indemnification
                         --------  -------
              obligations of Alleghany with regard to the matters addressed in Sections 9.4(e)(i) and 11.4(e)(i) hereof shall be as set forth in Section 9.4(e)(i) and 11.4(e)(i), respectively, and shall be governed by such provisions and not by this Section 11.2.

                        11.3.  Limits.
                               ------

                        (a)  The obligations of the Shareholders to
              indemnify Alleghany, Newco and Transferee under Section 11.1(a) hereof (but not under Sections 9.4(e)(ii), 11.4(e)(ii) and 11.1(b) hereof) shall be limited to aggregate payments of Alleghany Shares having an aggregate value (based upon the Current Market Value of Alleghany Shares to be determined as provided in Section 11.5(d) hereof) of $6,000,000 (unless, in the case of a Shareholder, such Shareholder no longer holds a sufficient number of Alleghany Shares issued as Consideration to make such payment entirely in Alleghany Shares, in which case the amount payable by such Shareholder may be paid in cash to the extent not paid in Alleghany Shares), except for any breach of Section 4.2 hereof, with respect to which the obligation to indemnify shall not be so limited; provided that the Shareholders shall have no obligation to indemnify Alleghany, Newco and Transferee under Section 11.1(a) hereof until such time as the aggregate amount of the Liabilities claimed by Alleghany, Newco and Transferee exceeds One Hundred Fifty Thousand Dollars ($150,000), but then in an amount including such One Hundred Fifty Thousand Dollars ($150,000) (such arrangement with regard to the $150,000 indemnification threshold being herein referred to as "Basket Indemnification"), except that Alleghany, Newco and Transferee shall be indemnified for any and all Liabilities resulting from any breach of Section 4.2 hereof, whether or not such Liabilities exceed $150,000 (such arrangement being herein referred to as "First Dollar Indemnification").

                        (b) The obligations of Alleghany and Newco to indemnify the Shareholders under Section 11.2 hereof (but not under Sections 9.4(e)(i) and 11.4(e)(i) hereof) shall be limited to aggregate payments of Alleghany Shares having an aggregate value (based upon the Current Market Value of Alleghany Shares to be determined as provided in Section 11.5(d) hereof) of $6,000,000, except for any breach of
              Section 5.2(b) and 5.2(c) hereof, with respect to which the obligation to indemnify shall not be so limited; provided that Alleghany and Newco shall have no obligation to indemnify the Shareholders under Section 11.2 hereof until such time as the aggregate amount of Liabilities claimed by the Company and the Shareholders exceeds One Hundred Fifty Thousand Dollars ($150,000), but then in an amount including such One Hundred Fifty Thousand Dollars ($150,000), except that the Shareholders shall be indemnified for any and all Liabilities resulting from any breach of Section 5.2(b) and 5.2(c) hereof, whether or not such Liabilities exceed $150,000. Upon any issuance of Alleghany Shares paid to the Shareholders in satisfaction of indemnification obligations to the Shareholders pursuant to this Agreement ("Indemnity Shares"), Alleghany will deliver to the Shareholders' Representative an opinion of either (x) the General Counsel of Alleghany, (y) Donovan Leisure Newton & Irvine or (z) such other counsel as may be reasonably acceptable to the Shareholders' Representative substantially to the effect set forth in paragraphs 1 and 2 of Exhibit 7.3 hereto. Any Indemnity Shares issued by Alleghany hereunder shall bear the legend set forth in Section 4.21(b) hereof and, in the case of any Indemnity Shares issued prior to the date of publication of Alleghany's consolidated financial statements which include at least thirty days of post-Merger operations, shall also bear the legend set forth in Section 4.21(c) hereof.

                        11.4.  Certain Covenants Regarding Indemnity
                               -------------------------------------
              Shares.
              ------

                        (a)  Registration.  In the event of any issuance of
                             ------------
              Indemnity Shares to the Shareholders, upon the request of the Shareholders made within 60 days of the date of issuance of the Indemnity Shares to the Shareholders, Alleghany shall use commercially reasonable efforts to effect as promptly as practicable the registration on Form S-3 and/or qualification with, or the approval of, any governmental authority under any federal or state securities laws of all Indemnity Shares acquired by the Shareholders which Shareholders request in writing to be included in such registration, as may be required to permit the sale or other disposition of such Indemnity Shares by the Shareholders. It is understood and agreed by the Shareholders that Alleghany may defer such requested registration for a period of up to 90 days if in the good faith judgment of Alleghany there is a material development pending or other circumstance which makes such delay in registration advisable and, in addition, Alleghany may defer any such requested registration so that it does not proceed within 30 days prior to, or within 120 days after, any registered primary offering of equity securities by Alleghany itself. Alleghany shall be under no obligation to effect an underwritten offering of any Indemnity Shares.

              Upon any such registration of Indemnity Shares on Form S-3 being declared effective, Alleghany will deliver to the Shareholders' Representative an opinion of either (x) the General Counsel of Alleghany, (y) Donovan Leisure Newton & Irvine or (z) such other counsel as may be reasonably acceptable to the Shareholders' Representative substantially to the effect set forth in Exhibit 9.4(a) hereto. Alleghany shall not be required to effect more than one registration pursuant to this Section 11.4(a), except that, in the event that there shall be a subsequent issuance of Indemnity Shares having a Current Market Value on the Delivery Date (to be computed on the basis set forth in Section 11.5(d) hereof) in excess of $5,000,000, Alleghany shall be required to effect an additional registration if such registration is requested by the Shareholders within 60 days of the date of any such subsequent issuance of Indemnity Shares to the Shareholders.

                        (b)  Effectiveness.  Alleghany shall use
                             -------------
              commercially reasonable efforts to keep effective and maintain any registration, qualification or approval of Indemnity Shares required pursuant to this Section 11.4, and from time to time to amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable federal and state securities laws, until the earlier of the date on which all of the Indemnity Shares covered by the registration statement have been sold by the Shareholders or one year after the effectiveness of such registration statement. Alleghany shall furnish to each Shareholder such number of copies of such prospectus, as amended from time to time, and supplements thereto, as such Shareholder may reasonably request.

                        (c)  Expenses.  All expenses incident to the
                             --------
              obligations of Alleghany under Sections 11.4(a) and 11.4(b) hereof (including, without limitation, registration fees, printing or document reproduction expenses, and fees and expenses of its counsel, investment advisors and accountants) shall be borne by Alleghany, and all other expenses incident to the disposition by each Shareholder of any Indemnity Shares held by him or her (including, without limitation, fees and expenses of his or her counsel and all underwriting discounts, if any, brokerage commissions and similar fees) shall be borne by such Shareholder.

                        (d)  Shareholder Agreements.  Each Shareholder
                             ----------------------
              shall (i) furnish to Alleghany such information as Alleghany may from time to time reasonably request in connection with the registration statement and prospectus, any amendment or supplement thereto or any other filings required by this
              Section 11.4; (ii) from and after the date of issuance of any Indemnity Shares and for so long as the registration, qualification or approval remains effective, promptly after the sale or any other disposition by him or her of Indemnity Shares, give Alleghany written notice of same; (iii) promptly notify Alleghany of any event regarding such Shareholders which comes to his or her attention which would necessitate an amendment or supplement to the registration statement, prospectus or any of the other filings required by this
              Section 11.4; and (iv) suspend sales of Indemnity Shares under such registration statement promptly upon receipt of notice from Alleghany that such sales may not be made under the Securities Act or state securities or "blue sky" laws until such registration statement and prospectus are amended or supplemented as necessary.

                        (e)  Indemnification under this Section 11.4.
                             ---------------------------------------

                        (i) Alleghany agrees to indemnify, to the extent permitted by law, the Shareholders and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities, under the Securities Act, state securities or "blue sky" laws, common law or otherwise, arising out of or due to (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the registration or qualification of the Indemnity Shares, or (B) any omission or alleged omission to state in such registration statement or prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are due to any untrue statement of a material fact contained in, or omission of a material fact from, information furnished in writing to Alleghany by the Shareholders expressly for use in such registration statement or prospectus. If the offering pursuant to this Section 11.4 is made through underwriters, Alleghany agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters to the same extent as provided above with respect to the indemnification of the Shareholders.

                        (ii) The Shareholders jointly and severally agree to indemnify, to the extent permitted by law, Alleghany, its directors and officers and each person, if any, who controls Alleghany within the meaning of Section 15 of the Securities Act and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities under the Securities Act, state securities or "blue sky" laws, common law or otherwise, arising out of or due to (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the registration or qualification of the Indemnity Shares, or (B) any omission or alleged omission to state in such registration statement or prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such Liabilities arise out of or are due to any untrue statement of a material fact contained in, or omission of a material fact from, information furnished in writing to Alleghany by the Shareholders expressly for use in such registration statement or prospectus.

                        (iii) The procedures to be followed in connection with the rights of indemnification provided in this
                   Section 11.4(e) are set forth in Section 11.5 hereof, and the indemnification obligations set forth in this
                   Section 11.4(e) shall be deemed to be First Dollar Indemnification obligations (as such term is defined in Section 11.3(a) hereof).

                        (f)  Stock Exchange Listing.  Promptly after the
                             ----------------------
              date of issuance of any Indemnity Shares to the Shareholders, Alleghany will cause the Indemnity Shares to be listed on the New York Stock Exchange (or such other stock exchange on which shares of common stock of Alleghany may then be listed).

                        11.5.  Procedure.
                               ---------

                        (a) Alleghany, Newco and/or Transferee, on the one hand, and the Shareholders, on the other hand, each agree to promptly notify each other if any of them becomes aware of any Liabilities with respect to which indemnity may be asserted under Section 9.4 hereof or this Article XI (hereinafter referred to as a "claim"), provided that failure to notify the indemnifying party shall not relieve such party from liability except to the extent such party is prejudiced thereby. The party entitled to indemnity (the "Indemnitee") shall permit the party responsible for such indemnity (the "Indemnitor") to assume the defense of any such claim or any litigation resulting from such claim; provided, however, that
                                                    --------  -------
              in the case of any Liabilities involving any employee benefit plan (as defined in Section 3(3) of ERISA) where in the reasonable opinion of Alleghany a direct or indirect consequence of any claim could be to jeopardize the status of any plan as a "qualified" plan under Section 401(a) of the Code, then Alleghany shall have the right to assume (at the expense of the Indemnitor), and control the defense of, any claim or any litigation as it deems appropriate to preserve the qualified status of any such plan, except that, notwithstanding the foregoing, Alleghany shall not have the right to assume the defense of any claim relating to termination of the employee benefit plan identified on
              Exhibit 4.12(g) hereto.

                        (b) If the Indemnitor assumes the defense of any such claim or litigation resulting therefrom, the Indemnitee may participate, at its expense, in the defense of such claim or litigation provided that the Indemnitor shall direct and control the defense of such claim or litigation. Except with the written consent of Indemnitee, which consent shall not be unreasonably withheld, the Indemnitor shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a release from all liability in respect of such claim or litigation.

                        (c) If the Indemnitor shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnitee may defend against such claim or litigation in such manner as it may deem appropriate. The Indemnitee shall not enter into any settlement of such claim or litigation without the written consent of the Indemnitor, which consent shall not be unreasonably withheld. The Indemnitor shall promptly reimburse the Indemnitee from time to time for any and all amounts paid for or incurred by the Indemnitee and for which the Indemnitor is obligated pursuant to Section 9.4 hereof or this Article XI, upon submission by the Indemnitee of a statement reflecting the basis upon which such indemnification is sought and the computation of such amounts.

                        (d) In the event that either (x) Alleghany is required to deliver Indemnity Shares to the Shareholders or
              (y) the Shareholders are required to deliver Alleghany Shares to Alleghany, Newco, the Companies or Transferee pursuant to any of the indemnification obligations provided for in this Agreement, the number of Indemnity Shares to be delivered by Alleghany or the number of Alleghany Shares to be delivered by the Shareholders, as the case may be, shall be computed as follows:

                        (i) The amount of the indemnification payment in dollars shall be divided by the average market price of Alleghany Shares (the "Current Market Value") on the date of delivery of the Indemnity Shares or Alleghany Shares, as the case may be (the "Delivery Date").

                        (ii) The Current Market Value shall be determined by (x) averaging the high and low per share sale prices (as reported in The Wall Street Journal for New York
                                   -----------------------
                   Stock Exchange Composite Transactions) for each business day on which there were any trades in Alleghany Shares during the 15 business day period ending on the business day immediately preceding the Delivery Date, (y) adding such daily averages together, and (z) dividing the sum by 15 (reduced by the number of such business days during which there were no trades in Alleghany Shares).

                        11.6.  Shareholders' Representative.
                               ----------------------------

                        (a) The parties agree that Donald R. Juhl shall act as the representative of the Shareholders (the "Shareholders' Representative") for the purpose of the Escrow Agreement and for purposes of settling on behalf of the Shareholders claims made by the Shareholders under Sections 9.4(e)(i), 11.4(e)(i) or 11.2 hereof, and representing the

              Shareholders in any indemnification proceedings by Alleghany, Newco or Transferee under Sections 9.4(e)(ii), 11.4(e)(ii) and 11.1 hereof, in each case pursuant to the procedures set forth in Section 11.5 hereof.

                        (b) The Shareholders shall be bound by any and all actions taken by the Shareholders' Representative on their behalf.

                        (c) Alleghany, Newco, Transferee and the escrow agent under the Escrow Agreement shall be entitled to rely upon any communication or writings given or executed by the Shareholders' Representative. All notices to be sent to the Shareholders pursuant to the indemnification provisions hereof or the Escrow Agreement may be addressed to the Shareholders' Representative and any notice so sent shall be deemed notice to all of the Shareholders hereunder. The Shareholders hereby consent and agree that the Shareholders' Representative is authorized to accept notice on behalf of the Shareholders pursuant hereto.

                        (d) If for any reason Donald R. Juhl shall cease to act as the Shareholders' Representative hereunder, the parties agree that, upon written notice to Alleghany, Donald
              M. Juhl shall act as the Shareholders' Representative; and, if for any reason Donald M. Juhl shall cease to act as the Shareholders' Representative hereunder, the parties agree that, upon written notice to Alleghany, Karen E. Jankowski shall act as the Shareholders' Representative. The Shareholders agree that the Shareholders' Representative hereunder shall at all times be the same individual appointed to act as the Shareholders' Representative pursuant to the Escrow Agreement.

                        (e) The Shareholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Shareholder, with full power in his or her name and on his or her behalf:

                        (i) To act on such Shareholders' behalf according to the terms of this Agreement and the Escrow Agreement, including, without limitation, the power to act on their behalf in connection with any matter as to which the Shareholders are an "Indemnitor" or "Indemnitee" under this Article XI or under Section 9.4 hereof, all in the absolute discretion of the Shareholders' Representative; and

                        (ii) In general to do all things and to perform all
                   acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement and the Escrow Agreement.

                        This power of attorney and all authority hereby
              conferred is granted subject to the interest of the other Shareholders hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Shareholder, by operation of law, whether by the death or incapacity of any Shareholder, or by the occurrence of any other event. Each Shareholder shall jointly and severally hold the Shareholders' Representative free and harmless from any and all loss, damage or liability which he may sustain as a result of any action taken in good faith hereunder.

                        (f) The Shareholders' Representative shall not be liable to the Shareholders for any action taken or omitted to be taken by him except in the case of willful misconduct. Each Shareholder agrees to pay his pro rata portion (based upon his or her proportionate share of the Alleghany Shares issued pursuant to this Agreement) of all costs and expenses reasonably incurred by the Shareholders' Representative arising out of or in connection with the administration of his duties as Shareholders' Representative, including but not limited to reasonable legal fees and other costs and expenses of defending or preparing to defend against any claim or liability hereunder.


                                       ARTICLE XII

                                Miscellaneous Provisions

                        12.1.  Termination.  At any time prior to the
                               -----------
              Closing Date, this Agreement may be terminated:

                        (a) by mutual written consent of Alleghany, Newco, the Companies and the Shareholders;

                        (b) by Alleghany and Newco at any time after 5:00 p.m. on September 5, 1995 (or such later date as shall have been agreed to in writing by Alleghany and the Shareholders) if any of the conditions set forth in

                   Article VI hereof have not been met or waived in writing by Alleghany and Newco; or

                        (c) by the Companies and the Shareholders at any time after 5:00 p.m. on September 5, 1995 (or such later date as shall have been agreed to in writing by Alleghany and the Shareholders) if any of the conditions set forth in Article VII hereof have not been met or waived in writing by the Companies and the Shareholders.

              In the event of any termination pursuant to this Section 12.1, the parties hereto shall be released from all liabilities and obligations arising under this Agreement with respect to matters contemplated by this Agreement other than for damages to the extent arising from a prior breach of this Agreement.

                        12.2.  Expenses.  Whether or not the Closing takes
                               --------
              place and regardless of whether this Agreement is terminated, each party hereto shall pay all of the costs and expenses incurred by it in connection with this Agreement or in consummating the transactions contemplated hereby (including, without limitation, disbursements and expenses of its attorneys, accountants and advisers).

                        12.3.  Notices.  All notices or other
                               -------
              communications required or permitted under this Agreement shall be in writing, effective upon receipt thereof and sufficient if delivered personally, by private courier or fax, or sent by registered or certified mail, postage prepaid, addressed as follows:

                        If to Alleghany or Newco, to

                             Alleghany Corporation
                             Park Avenue Plaza
                             55 East 52nd Street
                             33rd Floor
                             New York, New York  10055
                             Telecopy: (212) 759-8149

                             Attention:  Robert M. Hart, Esq.

                        with a copy to

                             Donovan Leisure Newton & Irvine
                             30 Rockefeller Plaza
                             New York, New York  10112
                             Telecopy: (212) 632-3315

                             Attention:  Linda E. Ransom, Esq.

                        If to the Companies, to

                             Credit Data Reporting Services, Inc.
                             918 Ulster Avenue
                             Kingston, New York 12401
                             Telecopy: (914) 339-4053

                             Attention:  Mr. Donald R. Juhl

                        If to any of the Shareholders, to the Shareholders' Representative at

                             Credit Data Reporting Services, Inc.
                             918 Ulster Avenue
                             Kingston, New York 12401
                             Telecopy: (914) 339-4053

                             Attention:  Mr. Donald R. Juhl

                        with copies to

                             Hughes Hubbard & Reed
                             One Battery Park Plaza
                             New York, New York  10004
                             Telecopy: (212) 422-4726

                             Attention:  Edward S. Davis, Esq.

                             McCabe & Mack
                             Post Office Box 509
                             63 Washington Street
                             Poughkeepsie, New York 12602
                             Telecopy: (914) 485-6971

                             Attention:  J. Joseph McGowan, Esq.

                        Any party may change the person and address to
              which notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein.

                        12.4.  Entire Agreement; Amendment.  This
                               ---------------------------
              Agreement, together with the exhibits and other documents delivered pursuant hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. No party hereto has relied upon any oral or written statement, representation, warranty, covenant, condition, understanding or agreement made by any other party or any representative, agent or employee thereof, except for those expressly set forth in this Agreement or in the exhibits delivered pursuant hereto. This Agreement may be amended, modified, superseded or supplemented only by an instrument in writing executed and delivered by Alleghany, Newco, the Shareholders and the Companies.

                        12.5.  Assignment.  This Agreement shall inure to
                               ----------
              the benefit of, and be binding upon, the respective successors, heirs, executors, administrators, legal representatives and permitted assigns of the parties hereto; provided, however, that no assignment of any rights or
              --------  -------
              delegation of any obligations provided for herein shall be made by any party hereto without the express prior written consent of each other party, which consent shall not be unreasonably withheld.

                        12.6.  Survival of Representations, Warranties and
                               -------------------------------------------
              Covenants.  All representations, warranties and covenants of
              ---------
              the parties hereto which are contained in this Agreement, together with the exhibits and other documents delivered pursuant hereto, shall survive the Closing and remain operative and in full force and effect, regardless of any investigation heretofore or hereafter made by or on behalf of any of the parties hereto; provided, however, that the
                                         --------  -------
              obligations of the parties for any breach of any representation, warranty, indemnity obligation or covenant made by them herein or therein shall survive the Closing Date only until the first anniversary of the Closing Date, and no claim thereon may first be asserted after that time, except that the representations, warranties, indemnity obligations and covenants set forth in (a) Sections 4.5, 4.6, 4.7, 4.8,
              4.9 and 4.11 (other than Section 4.11(c)) shall survive the Closing only until twenty business days after the completion of the first audit of the financial statements of Alleghany which include the operations of the Companies (if the matter for which indemnity is sought is resolvable by audit) or the first anniversary of the Closing Date (if the matter is not so resolvable); (b) Sections 4.2, 4.11(c), 4.12, 5.2(b),
              5.2(c), 8.5, 9.4 and Article XI hereof shall survive the Closing forever; (c) Section 4.10 shall survive the Closing until the expiration of the statute of limitations applicable to the Taxes in respect of which such representation or warranty is made, plus sixty (60) days, (d) the provisions of
              Section 5.14 shall survive the Closing until the expiration of the statutes of limitations applicable to Taxes which may be imposed on the Shareholders as a result of the Merger failing to qualify as a reorganization within the meaning of
              Section 368(a)(1)(A) and 368(a)(2)(D) of the Code, plus sixty
              (60) days and (e) the provisions of Article X shall survive the Closing until the expiration of the statutes of limitations applicable to the matters addressed in Article X, plus sixty (60) days.

                        12.7.  Governing Law.  This Agreement shall be
                               -------------
              governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State, except for matters relating to the validity of corporate action, which shall be governed by the laws of the jurisdiction of incorporation or organization of the relevant corporation.

                        12.8.  Counterparts.  This Agreement may be
                               ------------
              executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

                        12.9.  Headings.  The section headings contained in
                               --------
              this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                        12.10.  Severability.  In the event that any
                                ------------
              provision hereof is prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                        12.11.  Public Announcement.  As soon as
                                -------------------
              practicable after the execution of this Agreement, a joint press release substantially in the form of Exhibit 12.11 hereto shall be issued by Alleghany and the Companies. No other publicity regarding the transactions contemplated by this Agreement shall be made without the prior written approval of each of the Companies and Alleghany, except as may be required by applicable law upon the advice of counsel.

                        12.12.  Access to the Companies' Records.  After
                                --------------------------------
              the Closing and until the fifth anniversary of the Closing Date, Alleghany shall cause the Surviving Corporation to furnish to each of the Shareholders, upon reasonable notice and during normal business hours, the right to inspect and, at the expense of the Shareholders, to make copies of the records of the Companies which in the reasonable judgment of such Shareholder may be relevant to a pending lawsuit or arbitration proceeding in which such Shareholder is named as a defendant, provided, however, that such right to inspect
                           --------  -------
              shall not extend to any records that in the reasonable judgment of an officer of Alleghany authorized to practice law in the State of New York might be subject to a privilege that would permit the Surviving Corporation not to disclose such records to third parties. The Shareholders shall hold in confidence, in the same manner that they preserve their own confidential information, information of a confidential or proprietary nature which is inspected pursuant to this
              Section 12.12 and is not otherwise publicly available or ascertainable. The records of the Surviving Corporation shall be maintained at the headquarters of the Surviving Corporation and retained in accordance with the normal retention policies of the Surviving Corporation for such records.

                        IN WITNESS WHEREOF, each party hereto has duly
              executed this Agreement, or has caused this Agreement to be duly executed, as of the date first above written.


                                            CREDIT DATA REPORTING SERVICES,
              Attest:                         INC.


              /s/ Donald R. Juhl            By /s/ Donald M. Juhl
              --------------------------      -------------------------------
                                              Name:  Donald M. Juhl
                                              Title: President

                                            CREDIT DATA OF HUDSON VALLEY
              Attest:                         INC.


              /s/ Donald R. Juhl            By /s/ Karen Jankowski
              --------------------------      -------------------------------
                                              Name:  Karen Jankowski
                                              Title: Vice President

                                            THE JUHL CORPORATION
              Attest:


              /s/ Donald R. Juhl            By /s/ Karen Jankowski
              --------------------------      -------------------------------
                                              Name:  Karen Jankowski
                                              Title: President

                                            ALLEGHANY ACQUISITION CORPORATION
              Attest:


              /s/ Frank R. Adams            By /s/ David B. Cuming
              --------------------------      -------------------------------
                                              Name:  David B. Cuming
                                              Title: President and Treasurer

                                            ALLEGHANY CORPORATION
              Attest:


              /s/ Frank R. Adams            By /s/ David B. Cuming
              --------------------------      -------------------------------
                                              Name:  David B. Cuming
                                              Title: Senior Vice President

              Witnesses:                    SHAREHOLDERS


              /s/ J. Joseph McGowan         /s/ Donald R. Juhl
              --------------------------    ---------------------------------
                                            Donald R. Juhl



              /s/ Donald M. Juhl            /s/ Margaret E. Juhl
              --------------------------    ---------------------------------
                                            Margaret E. Juhl



              /s/ J. Joseph McGowan         /s/ Donald M. Juhl
              --------------------------    ---------------------------------
                                            Donald M. Juhl



              /s/ J. Joseph McGowan         /s/ Karen E. Jankowski
              --------------------------    ---------------------------------
                                            Karen E. Jankowski



              /s/ J. Joseph McGowan         /s/ Suzanne M. Juhl-Pulver
              --------------------------    ---------------------------------
                                            Suzanne M. Juhl-Pulver

                                      List of Exhibits
                                      ----------------

              Exhibit Number                         Description
              --------------                         -----------

              1.3(a)                        Form of Escrow Agreement
              1.3(e)                        Requirements
              1.6                           Form of New York Certificate of
                                              Merger
              1.7                           Form of Employment Agreement
              4.1                           Corporate Organization and
                                              Qualification
              4.2                           Share Ownership
              4.3                           Company Approvals
              4.5(a)                        Financial Statements of the
                                              Companies as at December 31, 1994
              4.5(b)                        Financial Statements of the
                                              Companies as at March 31, 1995
              4.10(c)                       Tax Returns
              4.10(d)                       Certain Tax Matters
              4.11(A)                       Credit Reporting and Debt
                                              Collection Agreements
              4.11(b)                       Other Agreements
              4.11(c)(i)                    Leased Real Property
              4.11(c)(ii)                   Real Property
              4.11(d)                       Intangible Property
              4.11(e)(i)                    Intellectual Property Relating to
                                              the M-Cubed System
              4.11(e)(ii)                   Other Intellectual Property
              4.11(f)                       Investment Securities
              4.11(g)                       Other Assets
              4.11(h)                       Title to Assets
              4.12(a)                       Benefit Plans
              4.12(g)                       Terminated Benefit Plans
              4.13                          Interests of Officers, Directors
                                              and Shareholders
              4.14                          Employees
              4.15                          Banks
              4.16                          Insurance Policies
              4.22                          Pooling Conditions
              5.3                           Alleghany Approvals
              6.3(a)                        Form of Opinion of Hughes Hubbard &
                                              Reed, Counsel for the Companies
                                              and the Shareholders

              6.3(b)                        Form of Opinion of McCabe & Mack,
                                              Counsel for the Companies and the
                                              Shareholders
              6.8                           Form of Shareholder Release
                                              of Benefits
              6.9                           Form of IBM Assignment
              6.10                          Form of IBM Settlement Agreement
              7.3                           Form of Opinion of Donovan Leisure
                                              Newton & Irvine, Counsel for
                                              Alleghany and Newco
              8.4                           Pooling Covenants
              8.5                           Counties in which the Shareholders
                                              Agree Not to Compete
              9.4(a)                        Form of Legal Opinion to be
                                              Delivered Upon Effectiveness of
                                              Registration Statement
              10.1                          Value of Properties
              12.11                         Form of Joint Press Release at
                                              Execution of the Agreement